                                                               Exhibit No 4(c)-3

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                          BAY GAS STORAGE COMPANY, LTD.


                                       To


                                  REGIONS BANK
                                     Trustee


                             -----------------------



                     TRUST INDENTURE AND SECURITY AGREEMENT
                          Dated as of December 1, 2000


                            ------------------------


                                    Securing


                              Senior Secured Notes



================================================================================

                                                    This instrument prepared by:

                                                    James E. Jenz
                                                    c/o Chapman and Cutler
                                                    111 West Monroe Street
                                                    Chicago, Illinois  60603

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE
Parties...........................................................................................................1

Recitals..........................................................................................................1

ARTICLE ONE                DEFINITIONS............................................................................3


ARTICLE TWO                GENERAL PROVISIONS AS TO THE NOTES....................................................13

       Section 2.01.       General Designation, Form, Registration and Limitation in Amount of Notes.............13
       Section 2.02.       Execution of Notes....................................................................14
       Section 2.03.       Number and Designation of Notes.......................................................14
       Section 2.04.       Authentication and Delivery of Notes by Trustee.......................................14
       Section 2.05.       Notes Issuable in Series; Terms of Notes..............................................14
       Section 2.06.       Procedure for Creation of New Series of Notes.........................................15
       Section 2.07.       Equal Security of Notes...............................................................15
       Section 2.08.       Date of Notes and Interest............................................................15
       Section 2.09.       Note Register, Registrar and Transfer Agent...........................................15
       Section 2.10.       Transfer and Exchange of Notes; Charges Therefor; Ownership of Notes..................16
       Section 2.11.       Replacement Notes.....................................................................16
       Section 2.12.       Effect of Replacement.................................................................17
       Section 2.13.       Disposition of Surrendered Notes......................................................17

ARTICLE THREE              SERIES 8.45% NOTES; ADDITIONAL NOTES..................................................17

       Section 3.01.       Series 8.45% Notes; Required Redemptions..............................................17
       Section 3.02.       Optional Redemption at Par............................................................18
       Section 3.03.       Optional Redemption with Premium......................................................18
       Section 3.04.       Redemption Upon Change of Control.....................................................20
       Section 3.05.       Place and Form of Payment on Series 8.45% Notes.......................................21
       Section 3.06.       Issuance of Additional Notes..........................................................21
       Section 3.07.       Supplemental Indentures...............................................................22

ARTICLE FOUR               ACCOUNTS..............................................................................23

       Section 4.01.       Collection Account....................................................................23
       Section 4.02.       Use of Moneys in Collection Account Absent an Event of Default........................23
       Section 4.03.       Collections Upon an Event of Default..................................................23

ARTICLE FIVE               COVENANTS OF THE COMPANY..............................................................24

       Section 5.01.       Payment...............................................................................24


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
SECTION
       Section 5.02.       Compliance with Law...................................................................24
       Section 5.03.       Insurance.............................................................................25
       Section 5.04.       Maintenance of Properties.............................................................25
       Section 5.05.       Payment of Taxes and Claims...........................................................25
       Section 5.06.       Partnership Existence, etc............................................................25
       Section 5.07.       Nature of Business....................................................................26
       Section 5.08.       Transactions with Affiliates..........................................................26
       Section 5.09.       Limitations on Indebtedness; Repayment................................................26
       Section 5.10.       Debt Service Coverage Ratio...........................................................27
       Section 5.11.       Limitation on Liens...................................................................27
       Section 5.12.       Restricted Payments...................................................................28
       Section 5.13.       Investments...........................................................................28
       Section 5.14.       Mergers, Consolidations and Sales of Assets...........................................29
       Section 5.15.       Repurchase of Notes...................................................................30
       Section 5.16.       Reports and Rights of Inspection......................................................31
       Section 5.17.       Agreements Regarding Construction.....................................................33
       Section 5.18.       Additional Collateral Agreements......................................................33
       Section 5.19.       Warranty of Title and Further Assurances..............................................34
       Section 5.20.       Payment of Certain Charges............................................................35
       Section 5.21.       Appointment of Successor Trustee......................................................35
       Section 5.22.       Amendments to Collateral Agreements...................................................35

ARTICLE SIX                NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.........................36

       Section 6.01.       Trustee to Maintain and Furnish Lists of Noteholders..................................36
       Section 6.02.       Opinions of Counsel to be Filed With Trustee..........................................36

ARTICLE SEVEN              REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT...........................36

       Section 7.01.       Events of Default Defined; Acceleration of Maturity; Rescission and Annulment.........36
       Section 7.02.       Covenant to Make Payments upon Default................................................39
       Section 7.03.       Remedies in Case of Default...........................................................40
       Section 7.04.       Trustee's Powers......................................................................41
       Section 7.05.       Application of Moneys by Trustee......................................................41
       Section 7.06.       Limitation on Suits; Preservation of Rights to Payment and to Sue.....................42
       Section 7.07.       Remedies Cumulative...................................................................43
       Section 7.08.       Rights of Noteholders to Direct Trustee; Waivers......................................43
       Section 7.09.       Notice by Trustee of Defaults.........................................................43
       Section 7.10.       Costs of Suit.........................................................................44

ARTICLE EIGHT              THE TRUSTEE...........................................................................44

       Section 8.01.       Certain Duties and Responsibilities...................................................44

SECTION
       Section 8.02.       Certain Rights of the Trustee.........................................................45
       Section 8.03.       Trustee Not Responsible for Certain Matters...........................................46
       Section 8.04.       Trustee's Relationship with Company...................................................46
       Section 8.05.       Trust Moneys..........................................................................46
       Section 8.06.       Trustee's Compensation................................................................46
       Section 8.07.       Reliance on Officers' Certificates by Trustee and Other Persons.......................47
       Section 8.08.       Corporate Trustee Required; Eligibility...............................................47
       Section 8.09.       Resignation and Removal of Trustee; Appointment of Successor..........................47
       Section 8.10.       Acceptance of Appointment by Successor................................................48
       Section 8.11.       Successor to Trustee..................................................................49
       Section 8.12.       Separate or Co-Trustee, Powers........................................................49

ARTICLE NINE               CONCERNING THE NOTEHOLDERS............................................................50

       Section 9.01.       Evidence of Action....................................................................50
       Section 9.02.       Proof of Execution....................................................................50
       Section 9.03.       Effect of Actions by Holders of Notes.................................................50

ARTICLE TEN                SUPPLEMENTAL INDENTURES...............................................................51

       Section 10.01.      Supplemental Indentures Without Consent of Noteholders................................51
       Section 10.02.      Modification of Indenture.............................................................51
       Section 10.03.      Effect of Supplemental Indentures.....................................................52
       Section 10.04.      Trust Indenture Act...................................................................52
       Section 10.05.      Notation of Changes on Notes..........................................................52
       Section 10.06.      Trustee's Reliance on Opinion of Counsel..............................................52

ARTICLE ELEVEN             ENERGYSOUTH OPTION TO ASSUME OR EXCHANGE NOTES........................................53

       Section 11.01.      Option of EnergySouth.................................................................53

ARTICLE TWELVE             REDEMPTION OF NOTES...................................................................54

       Section 12.01.      Redemption Price and Manner of Redemption.............................................54
       Section 12.02.      Selection of Notes to be Redeemed.....................................................55
       Section 12.03.      Notice of Redemption..................................................................55
       Section 12.04.      Payment of Redemption Price...........................................................56
       Section 12.05.      Notation on Note for Partial Redemption...............................................56
       Section 12.06.      Cancellation of Notes.................................................................56

ARTICLE THIRTEEN           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.............................57

       Section 13.01.      Satisfaction and Discharge of Indenture...............................................57
       Section 13.02.      Funds Deposited for Payment of Notes..................................................58
       Section 13.03.      Moneys Held by Trustee................................................................58


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
SECTION
ARTICLE FOURTEEN           IMMUNITY OF LIMITED PARTNERS, INCORPORATORS, STOCKHOLDERS, OFFICERS, AND DIRECTORS....58


ARTICLE FIFTEEN            MISCELLANEOUS PROVISIONS..............................................................59

       Section 15.01.      Certain Assignments of Notes..........................................................59
       Section 15.02.      Successors and Assigns................................................................59
       Section 15.03.      Board and Other Action................................................................59
       Section 15.04.      Surrender of Powers...................................................................59
       Section 15.05.      Notices...............................................................................59
       Section 15.06.      Alabama Law Applicable................................................................60
       Section 15.07.      Certificates to Trustee...............................................................60
       Section 15.08.      Payments Coming Due on Saturday, Sunday or Legal Holiday..............................61
       Section 15.09.      Trust Indenture Act...................................................................61
       Section 15.10.      Counterparts..........................................................................61
       Section 15.11.      Effect of Headings and Table of Contents..............................................61
       Section 15.12.      Acceptance of Trust by Trustee........................................................61
       Section 15.13.      Separability of Indenture Provisions..................................................61
       Section 15.14       Waiver of Trial by Jury...............................................................61

Signature Page...................................................................................................62



ATTACHMENTS TO TRUST INDENTURE AND SECURITY AGREEMENT:

EXHIBIT A           --       Form of Note

EXHIBIT B           --       Schedule of Payments for Series 8.45% Notes

                     TRUST INDENTURE AND SECURITY AGREEMENT

         THIS TRUST INDENTURE AND SECURITY AGREEMENT, made and entered into as of this first day of December, 2000, by and between Bay Gas Storage Company, Ltd., an Alabama limited partnership having its principal place of business at 2828 Dauphin Street, Mobile, Alabama 36606 (the "Company"), and REGIONS BANK, an Alabama banking corporation duly organized and existing under the laws of the State of Alabama and having a place of business at 106 St. Francis Street, Mobile, Alabama 36602, as Trustee (the "Trustee").


                                    RECITALS:

         WHEREAS, the Company deems it necessary from time to time to borrow money for its partnership purposes and to issue its Notes therefor, and to pledge, assign and grant liens upon and security interests in its property hereinafter described to secure the payment of the Notes, and to that end has authorized the issue hereunder of its Notes, from time to time, in one or more series, all such Notes to be authenticated by the certificate of the Trustee.

         WHEREAS, the Company proposes to create a series of Notes to be issued hereunder promptly upon the execution and delivery hereof, to be known as Senior Secured Notes, Series 8.45%, due December 1, 2017 (hereinafter referred to as the "Series 8.45% Notes"), to be limited to $55,000,000 in aggregate principal amount at any one time outstanding and to be substantially in the form set forth in Exhibit A hereto.

         WHEREAS, the Company represents that (A) it has all requisite partnership authority under its Partnership Agreement and under all applicable provisions of law (i) to create and issue the Series 8.45% Notes, (ii) to execute and deliver this Indenture, and (iii) to grant a first priority lien on and a security interest in the Collateral (hereinafter defined); (B) all partnership action required for the due creation, issuance and delivery of the Series 8.45% Notes and the due execution and delivery of this Indenture has been duly and effectively taken; (C) when this Indenture has been executed as herein provided, this Indenture will be a valid and legally binding instrument for the purposes herein expressed; and (D) the Series 8.45% Notes, upon issuance thereof in accordance with the terms of this Indenture, will be the legal, binding and enforceable obligations of the Company entitled to the benefit of this Indenture in accordance with their terms and the terms of this Indenture.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the consideration given to the Company by the holders of the Notes issued pursuant hereto, and to secure the prompt payment of the principal of and interest (and premium, if any) on the Series 8.45% Notes and such other Notes as may at any time be issued and outstanding under this Indenture, in accordance with the tenor thereof, and to declare the terms and conditions upon which the Series 8.45% Notes and Notes of other series may be authenticated, delivered and issued, and to secure the strict performance and observance of all the obligations, covenants and conditions, present and future, direct and indirect, contained in any Notes and in this Indenture and in consideration of the purchase and acceptance of the Notes by the holders thereof, and of other valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby agrees with the Trustee for the benefit of the holders of Notes as hereinafter set forth, and the Company does hereby grant, sell, convey, assign and pledge unto the Trustee, and its successor or successors in trust and to its assigns, a continuing first priority security interest in and lien on the following described property, rights and privileges (which collectively are hereinafter called the "Collateral"):

                   (i) all of the right, title and interest of the Company in and to, but not the duties or obligations under, the Collateral Agreements as in effect from time to time and all renewals, extensions and guaranties thereof, in every case whether now owned or hereafter acquired, and including all rights and remedies of the Company under and with respect to the Collateral Agreements, including the right to receive payments due and payable thereunder to the Company and all rights of the Company to assess and collect revenues, penalties, service charges and other amounts under the Collateral Agreements and to take such actions and initiate such proceedings, legal, equitable or otherwise, to enforce collection of payments thereunder;

                  (ii) the Collection Account and all monies now or hereafter paid or deposited or required to be paid or deposited therein and all monies now or hereafter paid or deposited or required to be paid or deposited with the Trustee pursuant to Article Four hereof or any other term hereof or any term of the other Note Documents;

                 (iii) all additional property and agreements and any and all other rights, interests and privileges that may from time to time be pledged, assigned or granted to the Trustee as additional security for the Notes (it is expressly contemplated that additional property and agreements may hereafter be pledged, assigned or granted hereunder);

                  (iv) all books and records (including, without limitation, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing; and

                   (v) all proceeds and avails of the foregoing.

         TO HAVE AND TO HOLD the Collateral, including all of the property hereinabove specifically described, unto the Trustee and its successor or successors in trust forever;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of the Notes that may be issued under this Indenture and indentures supplemental hereto, and for the enforcement of the payment of such Notes in accordance with their terms; it being intended and declared that the lien and security of this Indenture as to all Notes to be issued hereunder shall take effect from the day of the delivery hereof, without regard to the time of the actual issue, sale, or disposition of the Notes and as though upon said date, all of the Notes had been sold and delivered to and were in the hands of bona fide purchasers thereof for value.

         UPON THE CONDITION that, until the occurrence of an Event of Default, as defined in SECTION 7.01 hereof, the Company shall be entitled to possess and use the Collateral, and to receive and use the revenues, issues, profits and other income arising from the Collateral.

         AND UPON THE TRUSTS and subject to the covenants and conditions hereinafter set forth.


                                   ARTICLE ONE
                                   DEFINITIONS

         For all purposes of this Indenture (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to the singular and plural forms of any of the terms herein defined:

         "Acceptable Parties" shall mean any party to a gas storage or transportation contract with the Company if (a) such party has senior long-term debt which is rated "BBB-" or better by Standard & Poor's Ratings Group, "Baa3" or better by Moody's Investors Service, Inc. or an equivalent rating from another nationally recognized credit rating agency, or (b) the obligations of such party under the gas storage or transportation contracts with the Company are unconditionally guaranteed by a Person meeting the requirements of clause
(a) of this definition, or (c) such party is acceptable to the Required Holders.

         "Additional Cavities" shall mean Cavities in addition to the First Cavity and the Second Cavity which may be developed for the storage of natural gas pursuant to the Development Agreement.

         "Additional Notes" shall have the meaning set forth in SECTION 3.06.

         "Affiliate" shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries (including but not limited to, all directors and officers of such Person) controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Equity of the Company or (c) 5% or more of the Voting Equity (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity or equity interest, by contract or otherwise.

         "Assignment Consent" shall mean with respect to any Collateral Agreement a written instrument signed by the party to such Collateral Agreement consenting to the assignment by the Company of its right, title and interest therein to the Trustee in a form satisfactory to the Required Holders.

          "Authorized Newspaper" shall mean The Wall Street Journal (all United States editions) or if The Wall Street Journal ceases publication, any newspaper printed in the English language, nationally known in the United States, and customarily published on each Business Day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

         "Board of Directors" shall mean the Board of Directors of the General Partner of the Company.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Mobile, Alabama or New York, New York are required or authorized to be closed.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on the balance sheet of such Person.

         "Closing Date" shall mean the date on which this Indenture was initially executed and delivered and the Series 8.45% Notes were issued hereunder.

         "Collateral" shall have the meaning stated in the fourth clause of the Recitals hereof.

         "Collateral Agreements" shall mean and include (a) the Gas Storage Agreement dated February 26, 1992, between Mobile Gas Service Corporation and the Company, (b) the Storage Service Agreement dated as of August 1, 2000, between the Company and Southern Company Services, Inc., as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric & Power Company, (c) the Transportation Agreement dated April 8, 1999 between Alabama Power Company and the Company, as amended by a letter dated July 19, 2000, (d) the Firm and Interruptible Storage Service Agreement dated as of April 1, 1999 between the Company and Southern Company Services, Inc., as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company, as amended by a letter dated July 19, 2000, (e) the Firm Intrastate Transportation Agreement dated as of October 30, 2000 between Koch Gateway Pipeline Company, Inc., and the Company, (f) all other material storage service agreements and transportation service agreements entered into by the Company with respect to the First Cavity, the Second Cavity and other future cavities for the storage of gas and pipelines and pledged to the Trustee pursuant to
SECTION 5.18 of this Indenture, together, in all cases above, with all amendments, supplements, modifications, renewals and replacements thereof.

         "Collection Account" shall have the meaning set forth in SECTION 4.01.

         "Commencement Date" shall mean the Commencement Date as defined in
Section 2.1 of the Southern Company Contract which, as provided therein, is the date specified in a written notice provided by the Company to the Shipper thereunder on which the facilities to be constructed by the Company under such Contract are operational and ready to receive gas for storage and otherwise provide the Shipper with the services specified in such Contract.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, or if at any time hereafter such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

         "Company" shall mean Bay Gas Storage Company, Ltd., an Alabama limited partnership, and its permitted successors and assigns.

         "Company Order" and "Company Request" mean, respectively, any written order or request signed in the name of the Company by the General Partner's President or a Vice President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer or its Controller or an Assistant Controller.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                   (b) the proceeds of any life insurance policy;

                   (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                   (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                   (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

                   (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                   (g) any portion of the net earnings of any Subsidiary which by reason of law, regulation or agreement is unavailable for payment of dividends to the Company or any other Subsidiary;

                   (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                   (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                   (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

                   (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "Contracting Party" means each Person which enters into a Collateral Agreement with the Company from time to time.

         "Debt Service Coverage Ratio" shall mean the ratio of (a) Net Income Available for Fixed Charges to (b) the sum of Fixed Charges plus the aggregate scheduled payments of principal of all Indebtedness (excluding the repayment (including any premium) on the Closing Date of (i) the Company's 8.19% Senior Secured Notes due 2014 and (ii) Indebtedness owing to Mobile Gas Service Corporation incurred to finance base gas in connection with the construction of the First Cavity).

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in SECTION 7.01.

         "Development Agreement" shall mean the Cavity Development and Storage Agreement between Olin Corporation and the Company dated January 14, 1992 and as amended from time to time.

         "EnergySouth" shall mean EnergySouth, Inc., an Alabama corporation.

         "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Event of Default" has the meaning stated in SECTION 7.01.

         "Expansion Project" shall mean a project involving the construction or addition of Additional Cavities, pipeline or related facilities and which requires the expenditure of at least $100,000 in the aggregate during any period of 12 consecutive months.

         "Facility" shall mean (a) the underground salt cavern developed pursuant to the Development Agreement as the First Cavity for the storage of natural gas, (b) the underground salt cavern to be developed pursuant to the Development Agreement as the Second Cavity for the storage of natural gas, and
(c) each Additional Cavity, in all cases, together with and including the pipeline and all related equipment necessary or useful to store, withdraw and transport natural gas.

         "First Cavity" shall mean the initial underground cavity developed for the storage of natural gas pursuant to Section II of the Development Agreement.

         "First Cavity Site" shall mean the site under which the First Cavity is located, consisting of a tract of land of approximately 1.5 acres in Washington County, Alabama.

         "Fixed Charges" for any period shall mean the sum of the charges described in the following three clauses determined on a consolidated basis, without duplication, after eliminating charges attributable to outstanding Minority Interests: (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, (b) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries but excluding any interest charges incurred by the Company and its Subsidiaries during such period in connection with the financing of the development of one or more Additional Cavities, which is capitalized in accordance with GAAP, and (c) dividends payable on preferred stock of the Company and its Subsidiaries for such period.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "General Partner" shall mean the General Partner under the Partnership Agreement at the time of reference.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Guarantor Event of Default" shall mean any Event of Default described in the following paragraphs of SECTION 7.01: (1) in paragraphs (f), (g), (h) or
(p), (2) in paragraph (i) with respect to a default on the part of EnergySouth, or (3) in paragraphs (l), (m) or (n) which occurs with respect to EnergySouth.

         "Guaranty" shall mean in the case of the Series 8.45% Notes, the Guaranty Agreement dated as of December 1, 2000 of EnergySouth and in the case of any other series of Notes any Guaranty Agreement pursuant to which EnergySouth guarantees payment of such series of Notes.

         "Guaranty Agreements" shall mean the Guaranty and any other guaranty agreement of EnergySouth pursuant to which EnergySouth guaranties the payment of any series of Additional Notes.

         "Indebtedness" of any Person shall mean and include all obligations of such Person (other than trade payables, accrued expenses, deferred taxes and income taxes) which in accordance with GAAP shall be classified upon a balance sheet of such Person as indebtedness of such Person (including without limitation, all current maturities of long term indebtedness), and in any event shall include (whether or not characterized by GAAP as indebtedness) all (a) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition.

         "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

         "Interest Charges" for any period shall mean all interest on any particular Indebtedness as determined in accordance with GAAP.

         "Investment" shall mean any direct or indirect purchase or other acquisition of stock or other securities of or any partnership interest in any other Person, any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and any direct or indirect purchase or acquisition by such Person of any assets other than assets used in the ordinary course of business.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Indenture, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Make-Whole Amount" has the meaning set forth in SECTION 3.03.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Guarantor to perform its obligations under the Guaranty, (c) the ability of the Company to perform its obligations under the Indenture, the Note Purchase Agreements and the Notes, or (d) the validity or enforceability of any Guaranty, this Indenture or the Notes.

         "Minority Interests" shall mean any of the following which are not owned by the Company and/or any of its Subsidiaries (a) any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law), or (b) if a Subsidiary is not a corporation, any equity interest of such Subsidiary. Minority Interests shall be valued (i) by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and (ii) by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock and (iii) if the Subsidiary is not a corporation, by valuing Minority Interests constituting equity interest at the book value applicable thereto, such book value being determined by subtracting total liabilities of the Subsidiary from its total assets.

         "Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining

Consolidated Net Income), (b) depreciation and amortization expense, (c) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (d) Fixed Charges of the Company and its Subsidiaries during such period.

         "Note" or "Notes" shall mean any Note or Notes that may be issued and delivered under this Indenture and supplements hereto.

         "Noteholder" or "holder of Notes," or other similar term, when used with respect to any Note, shall mean the Person in whose name such Note is registered in the Note Register.

         "Note Documents" shall mean the Note Purchase Agreements, the Notes, the Guaranty Agreements, this Indenture and each other document executed in connection with or relating to any of the foregoing.

         "Note Purchase Agreements" shall mean those certain Note Purchase Agreements dated as of December 1, 2000 pursuant to which the Series 8.45% Notes were issued and sold and other note purchase agreements pursuant to which Additional Notes may be issued.

         "Note Register" and "Note Registrar" shall have the respective meanings stated in SECTION 2.09. The term Note Registrar shall include any co-registrar of the Notes named pursuant to such Section and the term Note Register shall include any duplicate kept by such co-registrar as required by such Section.

         "Officers' Certificate" shall mean a certificate signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the General Partner.

         "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who must be satisfactory to the Trustee and who may be counsel for the Company.

         "Outstanding" when used with respect to Notes shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                   (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and those portions of the principal of Notes that have been paid;

                   (b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                   (c) Notes alleged to have been destroyed, lost or stolen that have been replaced as provided in SECTION 2.11;

provided, however, that in determining whether the holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or such other obligor.

         "Partnership Agreement" shall mean the Limited Partnership Agreement dated December 5, 1991 between MGS Storage Services, Inc., as General Partner and MGS Energy Services, Inc., as Limited Partner, as amended from time to time.

         "Person" shall mean an individual, partnership, company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Private Placement Memorandum" shall have the meaning set forth in
SECTION 5.07.

         "Projected Debt Service Coverage Ratio" shall mean for any fiscal year the ratio of (a) Projected Net Income Available for Fixed Charges for such fiscal year to (b) the sum of Projected Fixed Charges plus the aggregate projected scheduled payments of principal of all Indebtedness during such fiscal year.

         "Projected Fixed Charges" for any period shall mean the sum of the projected charges, taking into account without limitation the proposed Expansion Project, described in the following three clauses determined on a consolidated basis, without duplication, after eliminating charges attributable to outstanding Minority Interests: (a) all projected Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, (b) all projected Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries but excluding any interest charges incurred by the Company and its Subsidiaries during such period in connection with the financing of the development of one or more Additional Cavities, which is capitalized in accordance with GAAP, and (c) projected dividends payable on preferred stock of the Company and its Subsidiaries for such period. For purposes hereof, "Projected Fixed Charges" shall be calculated by a senior financial officer of the Company in good faith, shall be based upon reasonable assumptions which shall be articulated in writing in reasonable detail to the Trustee and the Noteholders.

         "Projected Net Income Available for Fixed Charges" for any period shall mean the sum of (a) projected Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) projected depreciation and amortization expense, (c) all projected provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (d) Projected Fixed Charges of the Company and its

Subsidiaries during such period; provided, that with respect to storage and transportation contracts entered into for Expansion Projects, the Company shall only be permitted to include projected Consolidated Net Income from such contracts which are with Acceptable Parties. For purposes hereof, "Projected Net Income Available for Fixed Charges" shall be calculated by a senior financial officer of the Company in good faith, shall be based upon reasonable assumptions which shall be articulated in writing in reasonable detail to the Trustee and the Noteholders.

         "Rentals" shall mean and include as of the date of any determination thereof the sum of (a) all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, having a remaining term in excess of one year from the end of the lessor's most recently completed fiscal year, plus (b) all amounts required to be paid under a lease with such a remaining term by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, ordinary repairs, insurance, taxes, assessments and similar charges to the extent such amounts are payable to the lessor or a Person designated by the lessor. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Holders" shall mean, at any time, the holders of at least 51% in principal amount of the Notes at the time Outstanding.

         "Responsible Officer," when used with respect to the Trustee, shall mean any Vice President or any officer in the Corporate Trust Department and when used with respect to EnergySouth or the General Partner, shall mean, respectively, the President, any Vice President, Secretary, Treasurer or other senior financial officer thereof.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Second Cavity" shall mean the second underground cavity to be developed for the storage of natural gas pursuant to Section II of the Development Agreement.

         "Second Cavity Site" shall mean the site under which the Second Cavity is initially to be located, consisting of a tract of land of approximately 1.5 acres in Washington County, Alabama.

         "Southern Company" shall mean Southern Company Services, Inc., an Alabama corporation.

         "Southern Company Contract" shall mean the Storage Service Agreement dated as of August 1, 2000 between the Company and Southern Company, as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company.

         "Subsidiary" shall mean any Person (a) which is organized under the laws of the United States or any State thereof, Canada or any province thereof or the Commonwealth of Puerto Rico; (b) which conducts substantially all of its business and has substantially all of its assets within the United States, Canada or the Commonwealth of Puerto Rico; and (c) of which (i) if such Person is a corporation, at least 51% (by number of votes) of the Voting Equity is beneficially owned, directly or indirectly, by the Company and/or one or more Wholly-owned Subsidiaries, or (ii) if such Person is a partnership, at least 51% of the partnership interests of the partnership including the interest of the general partner is owned or controlled by the Company and/or one or more Wholly-owned Subsidiaries, or (iii) if such Person is any other business entity, at least 51% of the voting power of the securities entitled to elect a majority of the managers, directors or other Persons performing similar functions is owned or controlled by the Company and/or one or more Wholly-owned Subsidiaries.

         "Trustee" shall mean Regions Bank, Mobile, Alabama, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, or, if this Indenture is first qualified under the Trust Indenture Act after such date of execution, as in force at the date of such qualification.

         "Voting Equity" shall mean Securities, partnership interests, membership interests or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) or if the Subsidiary is not a corporation, all equity interest and all Indebtedness, shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.


                                   ARTICLE TWO
                       GENERAL PROVISIONS AS TO THE NOTES

        Section 2.01. General Designation, Form, Registration and Limitation in Amount of Notes. The Notes issued under this Indenture shall be designated generally as the Company's Senior Secured Notes, with the Notes of each series to be designated in such distinctive manner as the Board of Directors may determine. All Notes to be secured hereby shall be registered notes without coupons. Such Notes and the Trustee's certificate of authentication to be endorsed on all Notes shall be substantially in the form set forth in Exhibit A attached hereto and made a part hereof, subject only to such variations, additions, substitutions and omissions as are required or permitted by this Indenture. The definitive Notes shall be printed, typed, lithographed or engraved or produced by any combination of these methods, or may be produced in any other manner permitted by the rules of any national securities exchange, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         The aggregate principal amount of Notes that may be executed and delivered and be Outstanding under this Indenture is not limited, except as may be provided in SECTION 3.06 hereof and except as may be limited by law.

        Section 2.02. Execution of Notes. All Notes to be secured hereby shall be signed by the President or a Vice President of the General Partner, and the seal of the General Partner shall be thereto affixed and attested by the General Partner's Secretary or an Assistant Secretary, which seal and any one of which signatures may be facsimiles. In case any officer who shall sign or seal or whose facsimile signature has been placed upon a Note shall cease to be such officer before the Notes so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Note may, nevertheless, upon the request of the General Partner, be issued, authenticated and delivered as though such person had not ceased to be an officer of the General Partner. Any Note secured hereby may be signed or sealed by any person who may be an officer of the Company at the time of such signing or sealing, although such person may not have been such officer at the date of such Note.

        Section 2.03. Number and Designation of Notes. Notes authenticated under this Indenture shall bear such letters, numbers or other identification marks as may be determined by the Company and approved by the Trustee and may contain therein or have imprinted thereon such legend or legends as may be required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules of any national securities exchange.

        Section 2.04. Authentication and Delivery of Notes by Trustee. All Notes, when executed by the Company, shall be delivered to the Trustee to be authenticated by it and the Trustee shall authenticate and deliver the same only as provided in this Indenture; provided, however, notwithstanding any other provision hereof, after execution and delivery of this Indenture and upon execution by the Company of the Series 8.45% Notes and delivery thereof to the Trustee, the Trustee, without any further action being required on the part of the Company, shall authenticate and deliver such Notes as may be directed by Company Order. Only such Notes as shall bear thereon the certificate of the Trustee, duly signed, shall be secured by this Indenture, or entitled to any lien or benefit hereunder, and such certificate of the Trustee upon any such Note executed on behalf of the Company shall be conclusive evidence, and the only evidence, that the Note so authenticated has been duly issued hereunder and that the holder thereof is entitled to the benefits of the trust hereby created.

        Section 2.05. Notes Issuable in Series; Terms of Notes. The Company may issue Additional Notes pursuant to the provisions of SECTION 3.06. The terms of the Series 8.45% Notes shall be as specified in Article Three hereof. The Notes of any series issued pursuant to SECTION 3.06 may (a) be of such denomination or denominations, (b) bear such rate of interest, payable on such interest payment dates, (c) mature at such time, and in the case of Notes of serial maturities, at such times, (d) contain such provisions as to payment of, or payment without deduction for, or reimbursement for, any tax or taxes, (e) contain such provisions respecting any sinking, amortization, improvement, renewal or other analogous fund for the exclusive benefit of any one or more series, (f) be redeemable at such price or prices and upon such terms, (g) be payable and subject to registration and transfer at such place or places, and (h) contain such other provisions not inconsistent with the terms of this Indenture, all as may be specified in such Notes and in the Board Resolutions and the supplemental indenture providing for the creation and issuance of such series; provided that any covenants added by supplemental indenture for any new series of Notes shall also be for the benefit of all other Notes outstanding from time to time under the Indenture. All Notes of any one series shall be identical in all respects, except that they may differ as to denomination and date.

        Section 2.06. Procedure for Creation of New Series of Notes. Whenever the Company shall determine to create a new series of Notes secured by this Indenture, it shall file with the Trustee a Board Resolution describing such series, and shall execute, acknowledge and deliver a supplemental indenture likewise describing such series, stating the amount of additional Notes to be issued pursuant thereto and containing such other provisions as may be necessary or appropriate, and thereafter Notes of such series may be issued from time to time subject to the conditions and provisions of this Indenture.

        Section 2.07. Equal Security of Notes. No series of Notes issued hereunder shall have any preference as to the security afforded by this Indenture over any other series of Notes issued or to be issued hereunder, and no Note of any series shall have any such preference over any other Note of the same or any other series; provided, however, that the Notes of different series may contain terms and conditions that differ from Notes of other series in the respects set forth in SECTION 2.05 hereof; and provided, further, that the Company may authorize, execute and deliver indentures supplemental to this Indenture for the purposes set forth in Subsection (b) of SECTION 11.01 hereof.

        Section 2.08. Date of Notes and Interest. All Notes issued under this Indenture shall bear interest from, and shall be dated as of, the interest payment date next preceding the date on which the same shall be authenticated by the Trustee, or, if such date of authentication shall be an interest payment date, such Notes shall bear interest from and shall be dated as of such interest payment date, or if such date of authentication shall be a date prior to the first interest payment date for the Notes of the series being authenticated, such Notes shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series, which may be the date of initial issuance of such Notes (except that Series 8.45% Notes initially issued hereunder shall be dated and bear interest as provided in Article Three hereof); provided, however, that if at the time of authentication of any Note of any series, interest is in default on Outstanding Notes of such series, such Notes shall bear interest from, and shall be dated as of, the interest payment date for such series to which interest has previously been paid or made available for payment on Outstanding Notes of such series.

        Section 2.09. Note Register, Registrar and Transfer Agent. The Company hereby constitutes and appoints the Trustee as Note Registrar and transfer agent for the purpose of registering and transferring Notes entitled to be so registered or transferred and the Company shall keep or cause to be kept at the corporate trust office of the Trustee in Mobile, Alabama, books for the registration and transfer of Notes issued hereunder (the "Note Register") showing, among other things, all original issuances and subsequent transfers of Notes.

         The Company, by Board Resolution, may name such co-registrars and co-transfer agents of the Notes as the Company deems appropriate and shall cause to be kept at the principal office of each such co-registrar or co-transfer agent a duplicate of the Note Register.

        Section 2.10. Transfer and Exchange of Notes; Charges Therefor; Ownership of Notes. Any Note may be transferred or exchanged upon surrender thereof to the Trustee, at its corporate trust office in Mobile, Alabama, accompanied by such duly executed instruments of transfer or exchange as may be reasonably required by the Company and the Trustee, and thereupon the Company shall issue in the name of the transferee or transferees or in the name of the person making the transfer or exchange, as the case may be, and the Trustee shall authenticate and deliver a new Note or Notes of the same series and maturity, in authorized denominations, for a like aggregate principal amount.

         Unless otherwise provided in the supplemental indenture creating the particular series of Notes, upon every transfer of Notes as permitted in this Section, the Company shall make no service charge against any holder of a Note or his transferee for any transfer, but the Company may require, as a condition to such transfer, the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge that may be imposed thereon, which sum shall be paid by the party requesting such transfer; provided, however, that the Company will pay any stamp tax or other governmental charge that may be imposed in connection with such transfer to the extent that such tax or charge exceeds the sum of $2 for each $10,000 in principal amount of the Notes so transferred.

         The Company shall not be required to make any transfer or transfers of any Note or Notes during the ten days next preceding any date on which either interest is to be paid thereon or Notes of the same series are to be selected for redemption, nor may transfer be required with respect to any Notes that have been called for redemption or that have matured.

         The person in whose name any Note shall be registered shall for all the purposes of this Indenture be regarded as the owner thereof, and the payment of or on account of the principal of or interest (and premium, if any) on such Note shall be made only to such registered holder or upon his order. All payments so made shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid.

        Section 2.11. Replacement Notes. In case any Note issued hereunder shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver and the Trustee shall authenticate a new Note of like tenor, effect and date:

                   (a) in lieu of and substitution for, and upon surrender and cancellation of, the mutilated Note, or

                   (b) in lieu of and substitution for the Note so lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company and the Trustee of the loss, theft or destruction of such Note, and upon receipt also of indemnity satisfactory to each of them; provided, that in the case of an Institutional Holder, its own unsecured agreement of indemnity shall be sufficient.

         Subject to the provisions of SECTION 8.01 hereof, the Trustee shall incur no liability for anything done by it pursuant to this Section. Any Note issued pursuant to this Section shall constitute an original contractual obligation on the part of the Company and shall be secured equally and ratably with all other Notes issued hereunder and then Outstanding. Any such replacement Note may bear such endorsement as may be prescribed by the Company with the approval of the Trustee.

        Section 2.12. Effect of Replacement. Each Note delivered pursuant to any provision of this Indenture in substitution for the whole or any part, as the case may be, of one or more other Notes shall carry all of the rights to interest accrued and unpaid, and to accrue, that were carried by the whole or such part, as the case may be, of such one or more other Notes, and, notwithstanding anything contained in this Indenture, such Note shall bear such date that neither gain nor loss in interest shall result from such substitution.

        Section 2.13. Disposition of Surrendered Notes. All Notes surrendered for payment, redemption, transfer or replacement, if surrendered to the Trustee, shall be promptly cancelled by it, and, if surrendered to the Company, shall be delivered to the Trustee for cancellation and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Trustee. Upon cancellation by the Trustee of any Notes pursuant to this Section the Trustee shall promptly notify the Company thereof in writing and such Notes shall thereafter be disposed of as directed by a Company Order.


                                  ARTICLE THREE
                      SERIES 8.45% NOTES; ADDITIONAL NOTES

        Section 3.01. Series 8.45% Notes; Required Redemptions. There is hereby created under the Indenture a series of Notes entitled Senior Secured Notes, Series 8.45%, due December 1, 2017 (the "Series 8.45% Notes"). The aggregate principal amount of Series 8.45% Notes that may be issued shall be limited to Fifty-Five Million Dollars ($55,000,000), exclusive of Series 8.45% Notes issued under SECTIONS 2.10, 2.11, 10.05 AND 12.04. The Series 8.45% Notes shall be registered Notes without coupons, issued initially in minimum denominations of $1,000,000 and any multiple of $100,000 in excess thereof and numbered A-1 and upward, and thereafter issued in denominations of not less than $1,000,000 or any multiple of $100,000 in excess thereof, except that, if necessary to enable the transfer by a Noteholder of its entire holding of Series 8.45% Notes, one such Note may be issued in a denomination of less than $1,000,000.

         Each of the Series 8.45% Notes initially issued hereunder shall be dated the date of the initial issuance thereof and otherwise shall be dated and shall bear interest as provided in SECTION 2.08. The Series 8.45% Notes shall be due December 1, 2017 and shall bear interest on their unpaid principal amounts from their dates until paid at the rate of 8.45% per annum payable quarterly on March 1, June 1, September 1 and December 1 in each year (each such date being a "Payment Date") commencing on the first March 1, June 1, September 1 or December 1 next following the date of initial issuance thereof, with principal payable in installments as hereinafter provided, and at the rate of 10.45% per annum on any overdue principal, premium, if any, and (to the extent legally enforceable) on any overdue installment of interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Series 8.45% Notes shall be subject to required prepayments in the principal amounts specified in the Schedule of Payments set forth in Exhibit B hereto which reflects the amortization schedule of the Series 8.45% Notes initially issued under this Indenture. Any remaining unpaid principal shall be paid on the date of maturity of the Series 8.45% Notes, December 1, 2017.

         Any redemption of less than all of the Series 8.45% Notes pursuant to
SECTION 3.03 shall be deemed to be applied to principal payments due on the Series 8.45% Notes in inverse order of their scheduled maturities.

        Section 3.02. Optional Redemption at Par. In the event that the Facility is destroyed or rendered unuseable as a result of the occurrence of a casualty or natural disaster and the problem cannot be remedied within 6 months after such occurrence, the Company shall have the right within 6 months of the occurrence of such event to redeem all of the Notes at a redemption price equal to the principal amount thereof plus accrued interest thereon to the date of redemption. The Company shall exercise the aforesaid right by sending a written notice to each of the Noteholders and the Trustee in accordance with SECTION 12.03.

        Section 3.03. Optional Redemption with Premium. The Series 8.45% Notes shall, upon compliance by the Company with the provisions of Article Twelve of this Indenture and in the manner and upon the terms therein provided, be redeemable at the option of the Company, either as a whole or in part (but if in part then in a minimum amount equal to the lesser of $5,500,000 or the principal balance of the Notes then outstanding) at any time at a redemption price equal to the principal amount of the Series 8.45% Notes to be redeemed, together with interest accrued thereon, if any, to the date fixed for redemption plus a premium equal to the Make-Whole Amount determined three Business Days prior to the date fixed for redemption, provided, that the Company shall furnish notice to the Trustee and to each holder of the Series 8.45% Notes by telecopy or other same-day communication, on a date at least two Business Days prior to the date fixed for redemption of the Series 8.45% Notes of the premium, if any, applicable to such redemption and the calculations in reasonable detail, used to determine the amount of any such premium. As used herein the following terms have the meanings set forth:

         The term "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid or redeemed pursuant to
         SECTION 3.03 or which has become or is declared to be immediately due and payable pursuant to SECTION 7.01, as the context requires.

                  "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% per annum over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into
         (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

                  "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid or redeemed pursuant to SECTION 3.03 or has become or is declared to be immediately due and payable pursuant to SECTION 7.01, as the context requires.

        Section 3.04. Redemption Upon Change of Control. In the event that any Change of Control (as hereinafter defined) shall occur or the Company shall have knowledge of any proposed Change of Control that is reasonably likely to occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in SECTION 15.05 hereof to the Trustee and the holders of the Series 8.45% Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than three Business Days following the occurrence of any Change of Control. The Company Notice shall
(1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this SECTION 3.04 and the right of the holders of the Series 8.45% Notes to require prepayment of the Notes on the terms and conditions provided for in this SECTION 3.04, (3) offer in writing to prepay the Series 8.45% Notes then Outstanding, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Company Notice. Each holder of the then Outstanding Series 8.45% Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 20 days after receipt of the Company Notice and a failure by a holder to respond to such offer shall be deemed to constitute a rejection of such offer by such holder. The Company shall on the Change of Control Prepayment Date prepay in full all of the Series 8.45% Notes held by holders which have so accepted such offer of prepayment, provided that the obligation of the Company to prepay the Notes pursuant to the requirements of this SECTION 3.04 is subject to the actual occurrence of the Change of Control giving rise to the Company Notice. In the event that such Change of Control does not occur on the date specified for prepayment, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The prepayment price of the Series 8.45% Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Series 8.45% Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without premium. For purposes hereof,

                  The term "Acquiring Person" shall mean a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, provided that notwithstanding the foregoing, "Acquiring Person" shall not be deemed to include any member of the Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered, restricted (whether by means of voting trust agreement or otherwise) or voted for the benefit of, an Acquiring Person all or any portion of the Voting Equity of the Guarantor, directly or indirectly owned or controlled by such member, in which event such member of the Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Equity of the Guarantor owned or controlled by such member.

                  The term "Change of Control" shall mean the earliest to occur of: (a) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of more than 50% of the Voting Equity of the Guarantor then outstanding, or (b) the date of a merger between the Guarantor and any other Person, a consolidation of the Guarantor with any other Person or an acquisition of any other Person by the Guarantor, if immediately after such event, the Acquiring Person shall hold more than 50% of the Voting Equity of the Guarantor outstanding immediately after giving effect to such merger, consolidation or acquisition, or (c) the date on which both (i) the Guarantor owns less than 75% of the Voting Equity of the Company and (ii) the book value of the Guarantor's Investment in the Company at the end of any fiscal quarter is less that the book value of the Guarantor's Investment in the Company at the end of the fiscal quarter immediately preceding the date on which the Guarantor ceased to own 75% or more of the Company's Voting Equity.

                  The term "Control Group" shall mean and includes each of the senior officers of the Guarantor and each member of the board of directors of the Guarantor as of the date this Indenture was originally executed and delivered.

        Section 3.05. Place and Form of Payment on Series 8.45% Notes. The principal of and premium (if any) and interest on Series 8.45% Notes (subject to any agreement entered into pursuant to SECTION 5.01 hereof) shall be payable at the corporate trust office of the Trustee in Mobile, Alabama, in coin or currency of the United States of America that at the time of such payment is legal tender for the payment of public and private debts.

        Section 3.06. Issuance of Additional Notes. (a) In addition to the Series 8.45% Notes, whose authentication and delivery is provided for in SECTION 3.01, the Company may, at any time and from time to time execute and deliver to the Trustee for authentication additional Notes ("Additional Notes"), provided that Additional Notes shall only be issued for the purpose of financing Expansion Projects, and at the time of incurrence of such Indebtedness and after giving effect to the application of the proceeds thereof:

                   (i) the Projected Debt Service Coverage Ratio for the fiscal year in which the Additional Notes are being issued and for each fiscal year thereafter in which Notes are scheduled to remain Outstanding shall not be less than 1.25 to 1.00;

                  (ii) the aggregate principal amount of Additional Notes incurred with respect to an Expansion Project does not exceed the projected cost of such Expansion Project;

                 (iii) an Assignment Consent shall have been executed by the party to each storage or transportation contract entered into for the Expansion Project; and

                  (iv) no Default or Event of Default exists.

         (b) The Additional Notes delivered pursuant to this SECTION 3.06 shall be authenticated and delivered by the Trustee upon Company Order, dated as of the date of authentication and delivery of Additional Notes then being applied for, accompanied by the following:

                   (i) A Board Resolution authorizing the issuance of a specified principal amount of Additional Notes of one or more designated series;

                  (ii) An Officers' Certificate, dated the date of authentication of Additional Notes, stating that (i) no Default or Event of Default exists hereunder, (ii) demonstrating in reasonable detail that all conditions precedent set forth in this Indenture (including this SECTION 3.06) relating to the authentication and delivery of such Additional Notes have been complied with;

                 (iii) An opinion of Counsel, dated not more than five days before the date of authentication of Additional Notes:

                            (1) specifying the certificates or other evidence
                  that will be sufficient to show or provide compliance with the requirements, if any, of any tax or recording or filing law applicable to the issuance of the Additional Notes, or stating that there are no such legal requirements;

                            (2) specifying the certificates or other evidence
                  that will be sufficient to show the authorization or approval of, or consent to, the issuance by the Company of the Additional Notes, by any Federal, state or other governmental regulatory agency at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

                            (3) stating that the Additional Notes have been duly
                  authorized and, when executed by the Company, authenticated and delivered by the Trustee and issued by the Company, upon payment therefor, will be valid and binding obligations of the Company and entitled to the benefits of and secured by the lien of this Indenture equally and ratably with all other Notes hereby secured, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and

                            (4) stating that the documents and other items that
                  have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Company Order and the accompanying documents or other items specified in this Article, all conditions precedent specified in this Indenture relating to the Additional Notes have been complied with, and the Additional Notes may be lawfully authenticated and delivered under this Article.

                  (iv) A supplemental indenture providing for the creation and issuance of the Additional Notes and stating the maximum principal amount thereof, and otherwise meeting the requirements of SECTION 3.07.

        Section 3.07. Supplemental Indentures. Each supplemental indenture required by SECTION 3.06 shall be properly executed on its behalf by the appropriate officers of the Company, acceptable in form and content to the Trustee, and shall subject to the lien of this Indenture all Collateral described in the Granting Clauses acquired by the Company after the date of this Indenture, and not previously described in any previously executed and delivered supplemental indenture, specifically describing all additional Collateral Agreements included in such Collateral.


                                  ARTICLE FOUR
                                    ACCOUNTS

        Section 4.01. Collection Account. (a) The Company shall open and maintain an account with Regions Bank, designated Account Number 1420253837 (the "Collection Account"), for the receipt of all payments made with respect to the Collateral Agreements. The Collection Account shall relate solely to the Collateral Agreements and funds in such account shall not be commingled with any other moneys of the Company or its Subsidiaries. Pursuant to this Indenture, the Company has granted to the Trustee for the benefit of the Noteholders a first priority lien on and security interest in the Collection Account. The Company shall keep and maintain the Collection Account and all moneys from time to time in the Collection Account free and clear of all liens, claims and encumbrances other than the Lien of this Indenture.

         (b) Whether or not an Event of Default has occurred hereunder, the Company shall instruct all parties to the Collateral Agreements to remit all payments in respect of the Collateral Agreements to the Collection Account and/or shall itself upon receipt immediately endorse and deposit all payments received in respect of the Collateral Agreements (in whatever form) into the Collection Account.

        Section 4.02. Use of Moneys in Collection Account Absent an Event of Default. Until such time as an Event of Default shall have occurred and be continuing and the Trustee shall have delivered the written notices pursuant to the provisions of SECTION 4.03(a)(III), the Company shall retain the right to invoice and pursue collection of all amounts payable under the Collateral Agreements and may use the revenues deposited into the Collection Account to carry on its business in accordance with sound business practice.

        Section 4.03. Collections Upon an Event of Default. (a) Upon the occurrence of any Event of Default hereunder, the Trustee shall (i) establish a remittance account in the name and under the sole custody and control of the Trustee at a commercial bank selected by the Required Holders (the "Remittance Account"), (ii) deliver a written notice to each party to each Collateral Agreement which provides that pursuant to the Assignment Consent signed by each party, the Trustee directs that all future payments due and payable to the Company pursuant to such Collateral Agreement shall be paid directly to the Trustee for deposit into the Remittance Account and (iii) deliver to the bank at which the Collection Account has been established, a written notice stating that any monies in the Collection Account or received in the future by such bank for deposit therein shall be forwarded to the Trustee for deposit in the Remittance Account. The Trustee shall have power to receipt for, sue for, compound and give acquittance for any or all amounts due or to become due under the Collateral Agreements, and in the discretion of the

Trustee file any claim or take any other action or proceeding which the Trustee may deem necessary or appropriate to protect and realize upon the Trustee's security interest therein.

         (b) Any proceeds of the Collateral transmitted to or otherwise received by the Trustee pursuant to the provisions of this SECTION 4.03 shall be deposited in the Remittance Account and administered by the Trustee as herein provided, and the Company acknowledges that the Remittance Account is solely subject to the Trustee's control and maintenance and that the Company does not have any right, title or interest in the Remittance Account or any amounts at any time standing to the credit thereof. The Trustee may apply all or any part of any proceeds of the Collateral deposited in the Remittance Account to the payment of the obligations under this Indenture and the Notes, such applications to be made in such amounts, in such manner and order and at such intervals as the Required Holders may from time to time in their discretion direct the Trustee.


                                  ARTICLE FIVE
                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees for the benefit of the holders of the Notes and their successors in interest that, so long as any Notes remain
Outstanding:

        Section 5.01. Payment. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes at the times and places and in the manner specified in the Notes and herein. Notwithstanding the above or any other provisions of this Indenture or any Note issued hereunder, the Company may enter into an agreement with the holder of any Note providing for the payment to such holder, without presentation or surrender of such Note, of the principal of (and premium, if any) and interest on such Note or any part thereof at a place other than as designated herein or in such Note, and for the making of notation of principal payments on such Note by such holder. The Trustee is authorized to consent to any such agreement and shall not be liable or responsible to any such holder or to the Company for any act or omission on the part of the Company or any holder of a Note in connection with any such agreement. The Company covenants that, if the Trustee shall be responsible therefor, the Company will deposit with the Trustee, at its corporate trust office in Mobile, Alabama, an amount of money sufficient to make such payments of principal (and premium, if any) and interest on the Notes, such deposit to be made with the Trustee not later than one Business Day before the date such payment or payments are due. All amounts so deposited shall be held in trust for the accounts of the holders of the obligations due on such date and shall be applied to the payment thereof.

        Section 5.02. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.03. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Notwithstanding any of the foregoing provisions to the contrary, the Company shall at all times comply with the insurance coverage requirements contained in Section 4.04 of the Development Agreement.

        Section 5.04. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will at all times cause the Collateral to be maintained and preserved.

        Section 5.05. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        Section 5.06. Partnership Existence, etc. The Company will at all times preserve and keep in full force and effect its partnership existence under the laws of the State of Alabama, and its qualified status in any state in which it may engage in business. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.07. Nature of Business. Neither the Company nor any Subsidiary will engage in any business except the business engaged in on the date of the Indenture and such businesses as are ancillary, incidental or necessary to the ongoing business of the Company and its Subsidiaries and its present and future Affiliates as presently conducted or as conducted from time to time, provided that in any event after giving effect thereto the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would not be substantially changed from the general nature of the business of the Company and its Subsidiaries as described in the Confidential Placement Memorandum dated October 2000 prepared by the Company, EnergySouth and Banc One Capital Markets, Inc. (the "Private Placement Memorandum").

        Section 5.08. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, provided that there shall be excluded from the foregoing restriction contained in this SECTION 5.08 all management and executive benefits, compensation and agreements approved in good faith by the Board of Directors of the General Partner and disclosed by the Company to regulatory authorities to the extent required by applicable law.

         Section 5.09. Limitations on Indebtedness; Repayment. (a) The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Indebtedness, except:

                   (i) Indebtedness evidenced by the Series 8.45% Notes;

                  (ii) Additional Notes issued by the Company under and in compliance with SECTION 3.06 of this Indenture;

                 (iii) Additional Indebtedness incurred by the Company, provided that the aggregate amount of any such Indebtedness so incurred shall not exceed $10,000,000 at any one time outstanding; and

                  (iv) Advances made by EnergySouth to the Company for working capital purposes ("Working Capital Advances"), provided that such advances (1) shall be unsecured and repayment thereof shall be subordinated to repayment of the Notes and (2) may not be repaid if after giving effect thereto an Event of Default shall have occurred which shall then be continuing.

         (b) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 5.09 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

        Section 5.10. Debt Service Coverage Ratio. The Company will not at any time permit the Debt Service Coverage Ratio for each period of four consecutive fiscal quarters ended December 31, 2000 and thereafter to be less than 1.15 to 1.00.

        Section 5.11. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (a) the Lien of the Indenture, including Liens arising in connection with the issuance of Additional Notes pursuant to SECTION
         3.06 hereof;

                   (b) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
         SECTION 5.05 hereof;

                   (c) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                   (d) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money which, in the aggregate, do not have a Material Adverse Effect; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries; and

                   (f) Liens, in addition to those described in the preceding paragraphs of this SECTION 5.11, given to secure the payment of Indebtedness permitted within the limitations of SECTION 5.09 for the purchase price incurred in connection with the acquisition or improvement of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition or improvement, provided that (i) the Lien shall attach solely to the fixed assets acquired, improved or purchased and (ii) at the time of acquisition or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or improvement of such fixed assets (as determined in good faith by the Board of Directors).

        Section 5.12. Restricted Payments. The Company will not take any of the following actions if after giving effect thereto either (a) any Event of Default shall have occurred and be continuing or (b) the Debt Service Coverage Ratio for the 12 months preceding the date of the proposed action was less than 1.25 to 1.00:

                   (i) Make any distributions, either in cash or property, on any partnership interests of the Company;

                  (ii) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any partnership interests of the Company or any rights or options to purchase or acquire any partnership interests of the Company;

                 (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of any partnership interests of the Company; or

                 (iv) Make any Investment in minority interests of any Person for the express purpose of developing any Expansion Project.

        Section 5.13. Investments. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

                 (a) Investments in existence as of the Closing Date and described in a certificate delivered pursuant to the Note Purchase Agreement;

                 (b) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation or a partnership which, after giving effect to such Investment, will become a Subsidiary;

                 (c) subject to the limitations of SECTION 5.12(IV), Investments in minority interests of Persons for the express purpose of developing any Expansion Project;

                 (d) Investments in commercial paper maturing in 270 days or less from the date of acquisition which, at the time of acquisition by the Company or any Subsidiary, is accorded an A-1 rating or better by Standard & Poor's Ratings Group or a Prime-1 rating or better by Moody's Investors Service, Inc. or an equivalent rating from any other nationally recognized credit rating agency;

                 (e) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in 12 months or less from the date of acquisition thereof;

                 (f) Investments in demand deposits, time deposits and certificates of deposit maturing within one year from the date of acquisition thereof, issued by a commercial bank having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition of any such Investments by the Company or a Subsidiary, rated A- or better by Standard & Poor's Ratings Group or A3 or better by Moody's Investors Service, Inc. or an equivalent rating from any other nationally recognized credit rating agency; and

                 (g) Investments in repurchase agreements having terms of not less than 30 days, fully secured by underlying securities of the type specified in paragraph (e) of this SECTION 5.13 entered into with a depository institution or trust company acting as principal described in clause (f) of this SECTION 5.13.

         For purposes of this SECTION 5.13 at any time when a corporation or a partnership becomes a Subsidiary, all Investments of such corporation or partnership, as the case may be, at such time shall be deemed to have been made by such corporation or partnership, as a Subsidiary, at such time.

        Section 5.14. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of the assets of the Company and its Subsidiaries other than sales of assets in the ordinary course of Business; provided, however, that:

                 (1) any Subsidiary may merge or consolidate with or into the Company or any other Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                 (2) the Company may consolidate or merge with any other entity if (A) the Company shall be the surviving or continuing entity, (B) at the time of such consolidation or merger and after giving effect thereto (x) no Default or Event of Default shall have occurred or be continuing and (y) the Company would be able to incur an additional $1.00 of Additional Notes under the provisions of SECTION 5.09(a)(2);

                 (3) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or a Wholly-owned Subsidiary;

                 (4) the Company may sell or otherwise dispose of assets which a senior financial officer of the Company determines in good faith have become worn out, obsolete, unserviceable or are unnecessary in the business operations of the Company and its Subsidiaries;

                 (5) the foregoing provisions of paragraph (a) of this SECTION
         5.14 shall not in any way limit or restrict sales, transfers or other dispositions permitted in paragraph (d) of this SECTION 5.14; and

         (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this SECTION 5.14 any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) or if the Subsidiary is not a corporation, any of the equity interest of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Subsidiary (except to qualify directors) or in the case of a Subsidiary which is not a corporation, any equity interest or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or in the case of a Subsidiary which is not a corporation, any equity interest or any Indebtedness of any other Subsidiary.

         (d) Notwithstanding any of the foregoing provisions of this SECTION
5.14 to the contrary but subject to the provisions of SECTION 3.04, EnergySouth and its Subsidiaries (as defined in the Guaranty for the Series 8.45% Notes) may at any time sell, transfer or otherwise dispose of Partnership Interests in the Company (as defined in the Partnership Agreement), provided, that after giving effect thereto EnergySouth and its Subsidiaries shall own at least 51% of the Partnership Interests in the Company and MGS Storage Services Inc. shall be the General Partner of the Company and a Wholly-owned Subsidiary of EnergySouth.

        Section 5.15. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor.

         Section 5.16. Reports and Rights of Inspection. The Company will furnish (in duplicate if requested) to each Institutional Holder of the Notes then outstanding:

                   (a) Quarterly Statements. As soon as available and in any event within 45 days after each of the first, second and third quarterly accounting periods in each fiscal year of the Company, copies of consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarterly accounting period and consolidated and consolidating statements of income and of cash flows of the Company and its Subsidiaries for the portion of such fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail prepared in accordance with GAAP and stating in comparative form the consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and prepared and certified as complete and correct by the principal financial officer of the Company, subject, however, to year-end audit adjustments.

                 (b) Annual Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Company,

                            (i) copies of consolidated and consolidating balance
                  sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, common stockholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail prepared in accordance with GAAP and in each case setting forth in comparative form the consolidated and consolidating figures as of the end of and for the previous fiscal year and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with generally accepted accounting principles and that the audit of such financial statements by such accountants has been conducted in accordance with generally accepted auditing standards, and

                           (ii) a report of such independent public accountants
                  with respect to the financial statements specified in the foregoing clause (i) stating that in making the examination necessary for their report on such financial statements such accountants have obtained no knowledge of any Default or Event of Default in the performance of any covenants under the Indenture, or, if they shall have obtained knowledge of any such Default or Event of Default, specifying the same and the nature thereof;

                   (c) Officer's Certificates. Concurrently with furnishing the above financial statements in paragraphs (a) and (b) above, a certificate of the principal financial officer of the General Partner setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SECTIONS 5.07 through 5.15 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default under the Indenture or, if there shall be any Default or Event of Default, specifying the same, and the nature thereof, of which the signer of such certificate may have knowledge;

                   (d) Notice of Default. As promptly as practicable (but in any event not later than 15 days) after any Responsible Officer of the General Partner obtains knowledge of the occurrence of any Event of Default, which has not been remedied under the Indenture, a certificate of the President or any Vice President of the General Partner describing the same and stating the date of commencement thereof, what action the Company proposes to take with respect thereto and the estimated date when the same will be remedied;

                   (e) Audit Reports. Promptly after the receipt thereof by the Company, copies of any audits submitted to the Company or any of its Subsidiaries by independent accountants in connection with each annual, special or interim audit of the accounts of the Company or any of its Subsidiaries made by such accountants, together with copies of any reports, schedules and other information furnished to the Board of Directors by such accountants in connection therewith;

                   (f) SEC and Other Reports. Promptly after the same are available, copies of all such proxy statements, financial statements and reports as the Company or any of its Subsidiaries shall send or make available generally to its stockholders (other than any such statement or report of a Subsidiary made available solely to the Company), and copies of all such regular and periodic reports as the Company or any Subsidiary may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or with any securities exchange;

                   (g) List of ERISA Plans. Promptly after request by any Institutional Holder of the Notes, or by any prospective purchaser of any of the Notes from any Institutional Holder, a list identifying all employee benefit plans with respect to which the Company, EnergySouth or any other party obligated to pay the Notes is a party in interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or any rule or regulation issued thereunder;

                   (h) Notices Regarding Construction Completion. Promptly upon completion of Phase I construction of the Second Cavity, written notification of the date on which such construction was completed, including a copy of the written notice delivered to Southern Company pursuant to Section 2.1 of the Southern Company Contract certifying the date which is the Commencement Date;

                   (i) Requested Information. Such other information relating to the financial condition of the Company and its Subsidiaries (if any) as any Institutional Holder may from time to time reasonably request; and

                   (j) Annual Report to Trustee. Within 120 days after the end of each fiscal year, the Company will deliver to the Trustee copies of the Officers' Certificate referred to in SECTION 5.16(c) and the accountants' certificate referred to in SECTION 5.16(b)(II).

Without limiting the foregoing, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (x) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (y) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

        Section 5.17. Agreements Regarding Use of Proceeds and Construction. (a) The Company agrees to use all proceeds from the sale of the Series 8.45% Notes only for the purposes set forth in the Private Placement Memorandum including, without limitation, the payment of amounts due on the Notes.

         (b) The Company agrees that it will complete construction of the facilities required to be constructed by it under the Southern Company Contract on or before the date required thereunder and agrees that the Commencement Date will occur no later than December 20, 2002, or if force majeure is applicable (as contemplated in the Southern Company Contract) then such Commencement Date shall occur no later than June 20, 2003.

        Section 5.18. Additional Collateral Agreements. The Company agrees that each material storage service agreement and transportation service agreement entered into by the Company with respect to the Facility from and after the Closing Date shall constitute a Collateral Agreement hereunder and, within 5 Business Days of the execution and delivery of each such additional agreement, the Company will:

                   (a) furnish notice to the Trustee and the Noteholders, including a copy of such additional agreement certified as true, correct and complete by a Responsible Officer of the General Partner;

                   (b) after the filing thereof, provide copies of all applications to the Alabama Public Service Commission (and each other regulatory authority, to the extent applicable), and, promptly upon issuance, copies of the related orders of such authorities and all amendments to any such applications or orders, authorizing the execution and delivery of such additional agreement, certified as true, correct and complete by a Responsible Officer of the General Partner;

                   (c) amend each Uniform Commercial Code financing statement filed in connection with this Indenture in order to evidence the first priority security interest and lien on each such agreement created by this Indenture;

                   (d) cause to be executed and delivered an Assignment Consent by the Contracting Party to such additional agreement and an opinion of counsel of such Contracting Party to the effect that such additional agreement has been duly authorized, executed and delivered by the Contracting Party and is enforceable against the Contracting Party in accordance with its terms; and

                   (e) execute, acknowledge and deliver any and all such further instruments and take such further acts as the Trustee may reasonably require in connection with such additional Collateral Agreement.

        Section 5.19. Collateral Free and Clear and Further Assurances. The Company warrants that the Collateral on the date hereof is free and clear of any security interest, lien, charge or encumbrance thereon or affecting the title thereto except for liens to be released prior to or concurrently with the execution and delivery of this Indenture, and that, upon the release of such liens and the due execution and delivery of this Indenture and the filing of a UCC-1 financing statement with the Alabama Secretary of State, this Indenture will constitute a perfected first lien thereon.

         The Company will from time to time execute, acknowledge and deliver any and all such further assurances, conveyances, indentures supplemental hereto or assignments of property hereafter acquired by the Company as are required by the terms of this Indenture or as the Trustee may reasonably require to subject the property which is intended to be subject to the lien of this Indenture to the lien hereof.

         Without limiting the foregoing, the Company will, at its own expense, cause to be filed and recorded in such manner and in such places any financing statements and continuation statements required by law to be so filed and recorded in order to fully preserve and protect the rights of the Trustee as secured party under this Indenture and promptly after filing or recording any such statement the Company will provide the Trustee with a copy thereof.

        Section 5.20. Payment of Certain Charges. In the event of the failure of the Company in any respect to comply with the covenants contained in SECTION 5.03, 5.04 or 5.05 hereof or to keep the Collateral free of liens and other charges, the Trustee or any Noteholder shall have the right (without prejudice to any other rights arising by reason of such Default) to withdraw moneys from the Collection Account or to advance or expend moneys for the purpose of performing such covenants on behalf of the Company. The Company shall be immediately notified of any such advance. All sums so advanced for any of the aforesaid purposes shall at once be repayable by the Company, shall bear interest at the Prime Rate plus one percent per annum until paid, and shall be secured hereby having the benefit of the lien hereby created in priority to the Notes. The "Prime Rate" shall mean the rate of interest published in the Wall Street Journal from time to time as the "prime rate" or the equivalent.

        Section 5.21. Appointment of Successor Trustee. So long as no Default or Event of Default shall have occurred and be continuing, the Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee in the manner and in conformity with the requirements specified in
SECTION 8.09 hereof, so that there shall at all times be a Trustee hereunder.

        Section 5.22. Amendments to Collateral Agreements. The Company will not waive, modify or amend any of the provisions of any Collateral Agreement without first obtaining the prior written consent thereto of the Required Holders, provided that (a) without such prior written consent, the Company may amend the Firm Intrastate Transportation Agreement dated as of October 30, 2000 between the Company and Koch Gateway Pipeline Company, Inc. ("Koch") in connection with the exercise by Koch of its option to contract for additional firm natural gas transportation pursuant to the Transportation and Storage Option Agreement dated as of October 30, 2000 between the Company and Koch; and

         (b) without such prior written consent, the Company may enter into any other amendment or modification to a Collateral Agreement if such amendment or modification (i) does not result in any reduction in the payments required to be made to the Company under such Collateral Agreement, (ii) does not result in any extension for the time of payment under such Collateral Agreement, and (iii) the terms of such Collateral Agreement, after giving effect to any such amendment or modification, are otherwise no less favorable to the Company than the terms of such Collateral Agreement immediately prior to such amendment or modification.

In addition to the foregoing, in connection with any amendment or modification to a Collateral Agreement which increases the storage or transportation services to be provided by the Company, the Company shall obtain from the Contracting Party an amendment to the related Assignment Consent to assure the continuing and complete lien created under this Indenture on such Collateral Agreement and the amounts payable by the Contracting Party thereunder unless the existing Assignment Consent expressly contemplates that the consent to assignment provided thereunder applies equally to all amendments and supplements to the related Collateral Agreement.

         A copy of each waiver, modification or amendment to any Collateral Agreement and each other document required by this SECTION 5.22 shall, promptly upon execution, be delivered by the Company to the Trustee.


                                   ARTICLE SIX
          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

        Section 6.01. Trustee to Maintain and Furnish Lists of Noteholders. The Trustee covenants and agrees that it will, in connection with its duties as Note Registrar and transfer agent pursuant to SECTION 2.09, maintain a list, in such form as the Trustee may reasonably determine to be appropriate, containing the names and addresses of all of the holders of Notes and the respective series, unpaid principal amounts and number of Notes held by each such holder. The list of Noteholders referred to in this SECTION 6.01 shall at all reasonable times be open for inspection by any Noteholder or the Company. Upon request by any Noteholder or the Company, the Trustee shall promptly (and in no event later than the second Business Day following a request) furnish such Person, at the expense of such Person, a copy of such list of Noteholders.

         Section 6.02. Opinions of Counsel to be Filed With Trustee. The Company covenants and agrees:

                   (a) to file with the Trustee, within 120 days after execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture and each supplemental indenture effectively creates the lien intended to be created thereby; and

                   (b) to file with the Trustee on May 30 in each year, beginning with the year 2001, an Opinion of Counsel, dated within 30 days of such date of such year, either stating that in the opinion of such counsel such action has been taken with respect to the filing and continuation of Uniform Commercial Code financing statements or other instruments of further assurance as are necessary to maintain the security interest created by and the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.


                                  ARTICLE SEVEN
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                               ON EVENT OF DEFAULT

        Section 7.01. Events of Default Defined; Acceleration of Maturity; Rescission and Annulment. In case one or more of the following events (herein called Events of Default) shall have occurred and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), that is to say:

                   (a) default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                   (b) default in the payment of the principal of (and premium, if any, on) any Note as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, or as otherwise herein provided; or

                   (c) default in the payment of any sinking fund installment provided for in this Indenture or in any Note as and when the same shall become due and payable; or

                   (d) default in the observance or performance of the covenants, conditions or agreements on the part of the Company contained in SECTIONS 5.07 through 5.14, 5.17 through 5.19 or 5.22; or

                   (e) default on the part of the Company in the performance of any other of the covenants or agreements on the part of the Company in any Notes or in this Indenture contained and continuance of such default for a period of 30 days after the earlier of (i) the date any Responsible Officer of the General Partner first became aware of such default or (ii) the date on which written notice specifying such default, stating that such notice is a Notice of Default hereunder, and requiring the same to be remedied, shall have been given to EnergySouth and the Company by the Trustee, or to EnergySouth, the Company and the Trustee by any holder of any Note at the time Outstanding; or

                   (f) (i) default by EnergySouth in the payment of any amount due under a Guaranty or (ii) any Guaranty of Notes of any series by EnergySouth shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental authority of competent jurisdiction that such Guaranty is invalid, void or unenforceable or the Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under any Guaranty; or

                   (g) default in the observance of the covenants, conditions or agreements on the part of EnergySouth contained in a Guaranty of Notes of any series which are designated as significant financial covenants ("Significant Financial Covenants") in the Indenture or Supplemental Indenture under which such Notes are issued, the Significant Financial Covenants for the Series 8.45% Notes being hereby designated to be Sections 6.1 through 6.6 of the Guaranty for the Series 8.45% Notes; or

                   (h) default on the part of EnergySouth in the performance of any other of the covenants or agreements on the part of EnergySouth in a Guaranty contained and continuance of such default for a period of 30 days after the earlier of (i) the date any Responsible Officer of EnergySouth first became aware of such default or (ii) the date on which written notice specifying such default, stating that such notice is a Notice of Default hereunder, and requiring the same to be remedied, shall have been given to EnergySouth and the Company by the Trustee, or to EnergySouth, the Company and the Trustee by the holder of any Note at the time Outstanding; or

                   (i) default on the part of the Company in the observance of any of the material covenants, conditions or agreements contained in any Collateral Agreement; or

                   (j) default on the part of the Company in the payment of the principal of or interest on any Indebtedness of the Company for borrowed money in an aggregate amount in excess of $2,500,000, if and when the same shall become due and payable by the lapse of time, by declaration, or call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                   (k) default on the part of the Company in the performance of any of the covenants or agreements on the part of the Company in any indenture, agreement or other instrument under which any Indebtedness of the Company for borrowed money may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company outstanding thereunder in an aggregate amount in excess of $2,500,000; or

                   (l) the entry of a decree or order by a court having jurisdiction in the premises (i) adjudging the Company or EnergySouth a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Company or EnergySouth or any of the Indebtedness of the Company or EnergySouth under any bankruptcy, insolvency or similar law, or (ii) appointing, on the ground of insolvency or bankruptcy, a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or EnergySouth or of any substantial part of its property, or for the winding up or liquidation of its affairs, and the continuance of such decree or order unvacated and unstayed for a period of 30 days; or

                   (m) the Company or EnergySouth shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or shall consent to the filing of a bankruptcy proceeding or insolvency proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy, insolvency or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of any substantial part of its property, or shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

                   (n) if final judgment for the payment of money in excess of $2,500,000 shall be entered against the Company or EnergySouth and such judgment shall remain unsatisfied and the execution thereof shall remain unstayed for a period of 60 days after the entry of such judgment and receipt of actual notice thereof by the Company or EnergySouth, as the case may be, or such judgment shall remain unsatisfied for a period of 60 days after termination of any stay of execution thereon entered within such sixty day period; or

                   (o) if any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of any Notes of any series to any holder thereof or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                   (p) if any representation or warranty made by EnergySouth in any statement or certificate furnished by EnergySouth in connection with the delivery of any Guaranty of any series to any Noteholder is untrue in any material respect as of the date of the issuance or making thereof;

then, in the case any Event of Default described in paragraphs (a) through (k), inclusive, and (n) through (p), inclusive, has happened and is continuing, the Trustee may, if it shall have knowledge of the Event of Default, and if directed by the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder shall, declare the entire unpaid principal amount of all Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) to be due and payable immediately, by notice in writing to the Company and, upon any such declaration, the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. When any Event of Default described in paragraph (l) or (m) has occurred, then the entire unpaid principal amount of all Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall immediately become due and payable without presentment, demand or notice of any kind. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         The holders of more than 75% in aggregate principal amount of the Notes at the time Outstanding hereunder may, by written instrument filed with the Company and the Trustee, rescind and annul any declaration accelerating the maturity of the Notes pursuant to SECTION 7.01 and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Indenture, all arrears of principal, premium, if any, and interest on all the Notes and expenses of the Trustee and of the holders of the Notes shall be paid or shall be provided for by deposit with the Trustee of a sum sufficient to pay the same and no other Default or Event of Default shall have occurred and be continuing. In case of any such annulment or rescission the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder respectively.

        Section 7.02. Covenant to Make Payments upon Default. The Company covenants that if the principal and interest on any Note shall have become due and payable by reason of the exercise by the Trustee of the right of acceleration as stated in SECTION 7.01 hereof, then, upon demand of the Trustee, the Company will promptly pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and if provided for in the Notes) upon overdue installments of interest at the rate or rates expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under SECTION 8.06. The Trustee in its discretion may exercise in addition all other rights and powers described herein or otherwise available at law as it may deem best for the protection and enforcement of the interest and rights of the Trustee and of the holders of the Notes then Outstanding.

        Section 7.03. Remedies in Case of Default. In case the Company shall fail to comply with the provisions of SECTION 7.02, the Trustee may and, if directed by the holders of a majority in aggregate principal amount of the Notes Outstanding, shall:

                   (a) subject to applicable regulatory requirements, personally or by agents or attorneys (i) collect and receive all earnings, revenues, issues, profits and income from the Collateral or any part thereof (and for such purpose the Company does hereby irrevocably constitute and appoint the Trustee its true and lawful attorney-in-fact for it and in its name, place and stead to receive, collect and give receipt for all of the foregoing, the Company irrevocably acknowledging that any payment made to the Trustee hereunder shall be a good receipt and acquittance against the Company to the extent so made), (ii) apply the net proceeds arising from any such collection of the Collateral as provided in SECTION 7.05 hereof. The right to collect the revenues, issues and profits thereof, shall be in addition to all other rights or remedies of the Trustee hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The expenses (including any reasonable receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers therein contained, which the Company promises to pay upon demand together with interest at the Prime Rate as defined in SECTION 5.20, shall be secured hereby. The Trustee shall not be liable to account to the Company for any action taken pursuant hereto other than to account for any revenues actually received by the Trustee;

                   (b) proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the Notes or in the Collateral Agreements, or in aid of the execution of any power herein or therein granted, or for the enforcement of any other appropriate legal or equitable remedy; or

                   (c) make demand upon EnergySouth for payment of amounts payable under any Guaranty.

         The Trustee shall have any and all rights and remedies (including, without limitation, extra judicial power of sale) provided to a secured party by the Alabama Uniform Commercial Code (the "Uniform Commercial Code") with respect to any and all of the Collateral which is governed by the Uniform Commercial Code. Any requirement of said Code for reasonable notification shall be met by mailing written notice to the Company at its address set forth in

SECTION 15.05 at least 21 days prior to the sale or other event for which such notice is required. The proceeds of any sale or realization upon any such property shall be applied to the payment of the Notes, after first deducting therefrom any expenses for retaking, selling and otherwise disposing of said property, including reasonable attorneys' fees and legal expenses incurred by the Trustee in connection therewith.

        Section 7.04. Trustee's Powers. The Trustee shall have all the powers, rights and privileges as may be required and reasonably necessary to perform, accomplish and comply with the duties, obligations and undertakings required or permitted by this Indenture to be made, kept and performed by the Trustee.

         Further, in case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition, or other similar judicial proceedings affecting the Company, any other obligor on the Notes, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any judicial proceeding relative to the Company, or any other obligor on the Notes, or its creditors or its property, for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under SECTION 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it under
SECTION 8.06.

         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the pro rata benefit of the holders of the Notes then Outstanding issued under the terms of this Indenture and supplements thereto.

         In case of a Default or Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 7.05. Application of Moneys by Trustee. Any moneys collected by the Trustee pursuant to this Article Seven shall be applied in the order following at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest:

                  First: To the payment of costs and expenses of collection, and of all amounts payable to the Trustee under SECTION 8.06;

                  Second: In case the principal of any of the Outstanding Notes shall not have become due, to the payment of interest thereon, in the order of maturity of the installments of such interest, with interest (if such interest has been collected by the Trustee) upon the overdue installments of interest at the rate per annum expressed in the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  Third: In case the principal of any of the Outstanding Notes shall have become due, by acceleration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) and (if such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal (and premium, if any) and interest, without preference or priority, ratably according to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

                  Fourth: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        Section 7.06. Limitation on Suits; Preservation of Rights to Payment and to Sue. (a) No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law against the Company, upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder against the Company, unless

                   (i) such holder previously shall have given to the Trustee written notice of Default and of the continuance of the Event of Default therein specified, as hereinbefore provided;

                  (ii) the holders of not less than 25% in principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

                 (iii) the parties making such request shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

                  (iv) the Trustee for 10 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding;

it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

         (b) Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Note to receive payment of the principal of (including any sinking fund payment due thereon) and premium, if any, and interest on such Note, on or after the due date (or sinking fund payment dates) expressed in such Note, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

        Section 7.07. Remedies Cumulative. All powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or any holder of any Note to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provision of
SECTION 7.06, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

        Section 7.08. Rights of Noteholders to Direct Trustee; Waivers. The Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Required Holders may on behalf of the holders of all of the Notes waive any Default or Event of Default and its consequences, except a Default in the payment of the principal of (including any sinking fund payment), or premium or interest on, any of the Notes as and when the same shall become due by the terms of such Notes, or a call for redemption, which may be waived only by written consent of each holder of any Note so in Default. In the case of any waiver accomplished pursuant to this SECTION 7.08, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof, and the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 7.09. Notice by Trustee of Defaults. The Trustee shall, within five Business Days after the occurrence of an Event of Default of which it shall have knowledge, give to the

Noteholders, notice of all Defaults known to the Trustee, transmitted by telecopy and confirmed by overnight courier to all Noteholders as their names and addresses appear on the Note Register, unless such Defaults shall have been cured before the giving of such notice.

        Section 7.10. Costs of Suit. The Company, the Trustee and each holder of any Note, by his acceptance thereof, agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
SECTION 7.10 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 25% in principal amount of the Notes Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note, on or after the respective due dates expressed in such Note.


                                  ARTICLE EIGHT
                                   THE TRUSTEE

         Section 8.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default of which the Trustee shall have knowledge,

                   (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) This Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                   (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                   (iv) Whether or not an Event of Default shall have occurred, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 8.02. Certain Rights of the Trustee. Subject to and except as otherwise provided in SECTION 8.01:

                   (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, debenture, coupon, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request and any resolution of the Board of Directors of the General Partner shall be sufficiently evidenced to the Trustee by a Board Resolution;

                   (c) The Trustee may consult with counsel and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                   (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; subject to the provisions of SECTION 8.01(c)(4), nothing herein contained shall, however, relieve the Trustee of the obligation, upon the continuance of an Event of Default, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                   (e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                   (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        Section 8.03. Trustee Not Responsible for Certain Matters. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any indenture supplemented hereto or of any Note. The Trustee shall not be accountable for the use of or application by the Company of any Notes or of the proceeds of any Notes or for the use or application of any Trust Moneys paid over by the Trustee in accordance with any provision of this Indenture. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless and until a Responsible Officer shall have actual knowledge thereof or the Trustee shall have received written notice thereof from the holder of any Note or the Company.

        Section 8.04. Trustee's Relationship with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

        Section 8.05. Trust Moneys. All moneys received by the Trustee hereunder shall, until applied as herein provided, be held in trust by the Trustee for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall be under no liability for interest on any such moneys except such as it may agree with the Company to pay thereon. Except during the continuance of an Event of Default, all interest so agreed to be paid on any such moneys shall be paid from time to time upon Company Order.

        Section 8.06. Trustee's Compensation. The Company covenants and agrees to pay to the Trustee from time to time reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it hereunder, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the expenses and disbursements of the Trustee's counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advances as may arise from the Trustee's negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in connection with the performance of its duties or exercise of its rights hereunder. The obligations of the Company under this SECTION 8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured under this Indenture by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such.

        Section 8.07. Reliance on Officers' Certificates by Trustee and Other Persons. Except as otherwise provided in SECTION 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee. The agents and representatives of the Trustee and any experts or counsel whose opinions are required or permitted to be delivered to the Trustee for any purpose hereunder shall likewise be fully warranted in relying and acting upon the existence of any matters proved or established by any such certificate delivered to any such expert or counsel (unless other evidence in respect thereof be herein specifically described).

        Section 8.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a company organized and doing business under the laws of the State of Alabama or of the United States of America authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $250,000,000 subject to supervision or examination by federal or state authority. If such company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
SECTION 8.08, the combined capital and surplus of such company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 8.09.

        Section 8.09. Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and the Noteholders. Upon receiving the notice of resignation of the Trustee, the Company, if no Default or Event of Default shall have occurred which shall then be continuing, shall promptly appoint a successor trustee by a Board Resolution or otherwise the Required Holders shall promptly appoint a successor trustee by an instrument in writing, in duplicate in either case, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no instrument of acceptance by a successor Trustee shall have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of SECTION 7.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

         (b)    If at any time any of the following shall occur:

                   (i) the Trustee shall cease to be eligible in accordance with the provisions of SECTION 8.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                  (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company, if no Default or Event of Default shall have occurred which shall then be continuing, may remove the Trustee and appoint a successor Trustee by Company Order in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of SECTION 7.10, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper remove the Trustee and appoint a successor Trustee.

         (c) The Required Holders may at any time remove the Trustee for cause or without cause and without notice and appoint a successor Trustee.

         (d) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee as provided in SECTION 8.10.

        Section 8.10. Acceptance of Appointment by Successor. Every successor Trustee appointed as provided in SECTION 8.09 shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the retiring Trustee shall, upon payment of any amounts then due it pursuant to any of the provisions hereof, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its liens, if any, provided for in SECTIONS 5.20 and 8.06 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

         No successor Trustee shall accept appointment as provided in this
SECTION 8.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of SECTION 8.08.

        Section 8.11. Successor to Trustee. Any company into which the Trustee may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Trustee shall be a party, or any company succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such company shall be eligible under the provisions of SECTION 8.08 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 8.12. Separate or Co-Trustee, Powers. At any time or times, for the purposes of conforming to any legal requirements, restrictions or conditions in any state in which any part of the Collateral may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of any instruments and agreements necessary or proper to appoint, another company or one or more persons, approved by the Trustee, to act either as separate trustee or trustees or as co-trustee or co-trustees jointly with the Trustee of all or any part of the Collateral.

         Such separate trustee or trustees or co-trustee or co-trustees shall have such powers and duties as shall be conferred or imposed by the terms of its or their appointment; but every such separate trustee or co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

                   (a) Notes issued hereunder shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all obligations and other securities and of all cash pledged or deposited hereunder shall be exercised, solely by the Trustee or its successor in the trust hereunder, and any moneys at any time coming into the hands of any such separate trustee or trustees or co-trustee or co-trustees shall be at once paid over to the Trustee or its successor in the trust hereunder;

                   (b) No power shall be exercised hereunder by any such separate trustee or trustees or co-trustee or co-trustees except jointly or with the consent in writing of the Trustee or its successor in the trust hereunder;

                   (c) The Company and the Trustee or its successor in the trust hereunder, at any time by an instrument in writing executed by them jointly, may remove any separate trustee or co-trustee appointed under this SECTION 8.12, and may likewise and in like manner appoint a successor to such separate trustee or co-trustee so removed or who shall resign or become incapable of acting, anything herein contained to the contrary notwithstanding; and

                   (d) Any notice, request or other writing delivered solely to the Trustee or its successor in the trust hereunder shall be deemed to have been delivered to all of the trustees as effectually as if delivered to each of them.

                                  ARTICLE NINE
                           CONCERNING THE NOTEHOLDERS

        Section 9.01. Evidence of Action. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by an instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing.

         Section 9.02. Proof of Execution. (a) Subject to the provisions of
SECTION 8.01, proof of the execution of any instrument by a Noteholder or his agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

                  The fact and date of the execution by any such person of any instrument may be proved by (i) the certificate of any notary public, or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds to be recorded in such jurisdiction, that the person executing such instruments acknowledged to him the execution thereof, or (ii) an affidavit of a witness to such execution sworn to before any such notary or other such officer, or (iii) the guarantee of the signature of such person by any trust company, commercial bank or member of a national stock exchange. Where such execution is by an officer of a company or association or a member of a partnership on behalf of such company, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  The fact and date of the execution of any such instrument and the amount and numbers or other designations of Notes held by the person so executing such instrument may also be proved in any other manner that the Trustee may deem sufficient, and the Trustee may require such additional proof of any matter referred to in this SECTION
         9.02 as it shall deem necessary.

         (b)    The ownership of any Note shall be proved by the Note Register.

        Section 9.03. Effect of Actions by Holders of Notes. At any time prior to (but not after) the evidencing to the Trustee, as provided in SECTION 9.01, of the taking of any action by the holders of Notes, any holder of a Note or Notes who has consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in SECTION 9.02, revoke such action so far as concerns such Note or Notes. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of the same Note, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not any notation in regard thereto is made upon such Note.

                                   ARTICLE TEN
                             SUPPLEMENTAL INDENTURES

       Section 10.01. Supplemental Indentures Without Consent of Noteholders. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee from time to time and at any time, may, without the consent of the holders of any Note, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

                   (a) to add to the covenants of the Company and to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Notes or any series of Notes, such further covenants, restrictions, conditions or provisions for the protection of the holders of the Notes or any series of Notes, or to surrender any right or power herein conferred on the Company;

                   (b) to provide for the creation of any series of Additional Notes, pursuant to the provisions of SECTION 3.06 hereof; and

                   (c) to modify, eliminate or add to the provisions of this Indenture to the extent necessary to effect the qualification of this Indenture under the Trust Indenture Act as that Act, or any similar federal statute enacted in lieu thereof, is in effect at the time of the entering into any such supplemental indenture.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       Section 10.02. Modification of Indenture. With the consent (evidenced as provided in SECTION 9.01) of the Required Holders, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; except that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note adversely affected thereby, (a) extend the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or extend the time or reduce the amount of any sinking fund payments in respect thereof, or (b) reduce the aforesaid percentage in principal amount of Notes, the holders of which are required to consent to any such supplemental indenture, or (c) modify any of the provisions of this SECTION
10.02 or SECTION 7.01 or 7.08.

         Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the

Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion (but shall not be obligated to) enter into such supplemental indenture; provided, however, that the Trustee shall be so obligated with respect to a supplemental indenture entered into under Subsections (a) or (c) of
SECTION 10.01, notwithstanding any such effect.

         It shall not be necessary for the consent of Noteholders under this
SECTION 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

       Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments; and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       Section 10.04. Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Ten shall conform to the requirements of the Trust Indenture Act, as in effect at the time of execution of such supplemental indenture, if this Indenture shall then be qualified under that Act.

       Section 10.05. Notation of Changes on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company's Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated and delivered by the Trustee in exchange for the Outstanding Notes.

       Section 10.06. Trustee's Reliance on Opinion of Counsel. In executing any supplemental indenture permitted by this Article Ten, the Trustee shall be entitled to receive and (subject to SECTION 8.01) shall be entitled to rely upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by, and conforms to, the terms of this Article Ten.

                                 ARTICLE ELEVEN
                 ENERGYSOUTH OPTION TO ASSUME OR EXCHANGE NOTES

       Section 11.01. Option of EnergySouth. (a) Upon the occurrence of either of the following two events (an "Option Event"): (x) an Event of Default shall occur which shall be continuing or (y) the Company in an instrument in writing to the Trustee, EnergySouth and each Noteholder shall determine in good faith that the gas storage or gas transportation operations of the Facility have become permanently uneconomic, EnergySouth at any time thereafter and so long as no Guarantor Event of Default shall have occurred which shall then be continuing and, if the Option Event shall be an Event of Default, such Event of Default shall be continuing, shall have the right to either:

                   (i) assume the Notes (an "Assumption"); or

                  (ii) exchange the Notes (an "Exchange") for Notes of EnergySouth containing the same terms (other than the obligor) as the Notes replaced (the "Replaced Notes").

EnergySouth may elect to exercise the aforesaid right for either Option Event (an Assumption or Exchange being an "Obligation Transfer") by delivery of written notice (an "Obligation Transfer Notice") to the Trustee, the Company and each Noteholder at least 60 days and not more than 90 days prior to the date on which the Exchange or Assumption shall occur (the "Obligation Transfer Date") and if EnergySouth makes the aforesaid election, it shall consummate the Obligation Transfer on the Obligation Transfer Date but only if it complies with conditions specified in paragraph (b) of this SECTION 11.01. EnergySouth shall agree in any such Obligation Transfer Notice to pay the expenses of any counsel engaged by the Noteholders in connection with any such election whether or not consummated. The Obligation Transfer Notice shall (i) describe whether the Obligation Transfer will be an Assumption or an Exchange, (ii) make reference to this SECTION 11.01, and (iii) specify the Obligation Transfer Date.

         (b) If EnergySouth exercises its option described in the preceding paragraph (a), it shall consummate the related Obligation Transfer only if prior to the Obligation Transfer Date it delivers to the Trustee:

                   (i) an indenture supplemental hereto in form and substance satisfactory to the Trustee and the Noteholders executed by both the Company and EnergySouth which provides:

                            (A) an undertaking by EnergySouth to ensure the
                  performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company (other than the covenants of the Company in SECTIONS 5.10, 5.12, 5.13 and 5.16(a), (b) and (c) (the "Specified
                  Covenants"), which Specified Covenants shall be deleted) and
                  (1) if the Obligation Transfer is an Assumption, the assumption by EnergySouth of the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes or (2) if the Obligation Transfer is an Exchange, provisions pursuant to which holders of the new notes of EnergySouth (the "New Notes") shall be secured by the lien of the Indenture in the same manner and to the same extent as the Replaced Notes immediately prior to the Obligation Transfer Date;

                            (B) upon the occurrence of such Obligation Transfer
                  the release of the Company from all obligations under the Indenture and the Notes and if the Obligation Transfer is an Exchange, the cancellation of the Replaced Notes; and

                            (C) other changes in the Indenture to reflect the
                  corporate form of EnergySouth;

                   (ii) a Board Resolution requesting the foregoing, together with appropriate corporate showings from EnergySouth;

                   (iii) any approval of the Alabama Public Service Commission needed for any of the foregoing matters; and

                   (iv) an Opinion of Counsel dated the Obligation Transfer Date stating that the assumption of the Notes by EnergySouth or in the case of an Exchange, the New Notes, are valid and binding obligations of EnergySouth enforceable in accordance with their terms and entitled to the benefits and secured by the lien of the Indenture equally and ratably, the other undertakings of EnergySouth described in the preceding provisions hereof are valid and binding, and enforceable against EnergySouth and such other matters as shall be reasonably requested by the holders of the Notes.

         (c) Upon the consummation of an Obligation Transfer, the Replaced Notes, if any, shall be cancelled, the Event of Default, if any, which resulted in the Obligation Transfer if such Event of Default arose from a breach of a Specified Covenant shall be deemed to be cured and the New Notes, if any, shall be delivered to the Noteholders in exchange for their Replaced Notes; provided, that in any event the lien of the Indenture on the Collateral shall remain in place.

         (d) Whether or not EnergySouth exercises its option described in
SECTION 11.01(a), the Guaranty and any other guaranty issued by EnergySouth under any other Guaranty Agreement shall continue to remain in full force and effect.


                                 ARTICLE TWELVE
                               REDEMPTION OF NOTES

       Section 12.01. Redemption Price and Manner of Redemption. The redemption price and the terms, place and manner of redemption of the Notes shall be as stated in the respective Notes and shall also be governed by this Article Twelve, except as may otherwise be provided for the redemption of Notes in
SECTION 3.01 or SECTION 3.04 hereof, with respect to the Series 8.45% Notes, and in any supplemental indenture creating any other series of Notes, with respect to such other series, and in any agreement filed with the Trustee in accordance with the provisions of SECTION 5.01.

       Section 12.02. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed, the Company shall select the particular series of Notes which are to be redeemed, either in whole or in part, and the principal amount of Notes which are to be redeemed, by written notice mailed to the Trustee at least 20 days in advance of the date fixed for the mailing of the notice of redemption.

         If less than all of the Notes of any series Outstanding hereunder are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee from the Outstanding Notes of such series not previously called for redemption by prorating, as nearly as may be, the principal amount of Notes of such series to be redeemed among the registered holders of Notes of the series according to the respective aggregate principal amounts of Notes of such series held by such holders; provided, however, that, if a written consent of all the registered holders of Notes of the series is filed with the Trustee specifying some other method of selecting the Notes of such series to be redeemed, such selection shall be made by the Trustee in accordance therewith.

       Section 12.03. Notice of Redemption. In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any part of the Notes in accordance with the right reserved so to do, or is required hereunder to redeem all or any part of the Notes, it shall give written notice of such redemption to holders of the Notes to be redeemed in whole or in part as hereinafter in this SECTION 12.03 provided. Written notice of such redemption shall also be given the Trustee and shall be accompanied by an Officers' Certificate and, in the case of redemption other than through any mandatory sinking fund, a Board Resolution calling for redemption of the Notes referred to in such notice.

         Notice of redemption to holders of Notes to be redeemed in whole or in part shall be given by sending, by certified mail, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the registration books. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give notice or any defect in the notice to the holder of any Notes designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

         Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the corporate trust office of the Trustee upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that interest thereon will cease to accrue at the close of business on the date fixed for redemption. If less than all the Notes of a series are to be redeemed, the notice which relates to each Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof will be issued or, at the option of the holder, such Note may be presented for notation thereon of the payment, as of the redemption date, of the redeemed portion of the principal thereof.

       Section 12.04. Payment of Redemption Price. If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption. In such case and if moneys in the necessary amount to pay such Notes or portions of Notes at the redemption price, together with interest thereon to the date fixed for redemption, shall prior to the date fixed for redemption have been deposited in trust with the Trustee, interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption. Interest on Notes or portions of Notes called for redemption as aforesaid shall cease to accrue on and after the date fixed for redemption, in any event, irrespective of whether or not any such deposit in trust or setting aside and segregation in trust shall have been made, except with respect to any Note or portion thereof so called for redemption on which the Company shall default in the payment of the redemption price, together with interest accrued thereon to the date fixed for redemption. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, such Notes shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

         Upon presentation of any Note which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented or, at the option of the holder, the same may be presented for notation thereon of the payment, as of the date fixed for redemption, of the redeemed portion of the principal thereof.

       Section 12.05. Notation on Note for Partial Redemption. Notwithstanding the provisions of SECTIONS 12.03 and 12.04, in the event of the payment of a portion of any Note, the Trustee shall not require the presentation of such Note for purposes of noting such payment thereon if the Company or the Trustee has obtained from the holder of such Note a written undertaking from such Noteholder that such holder will not sell, transfer or otherwise dispose of any Note so partially paid without first either (a) endorsing on such Note the amount of principal paid thereon and the last date to which interest has been paid or (b) presenting such Note to the Trustee in exchange for a new Note pursuant to
SECTION 2.10.

       Section 12.06. Cancellation of Notes. All Notes redeemed and paid under this Article Twelve shall, except as provided in SECTION 12.05, be cancelled by the Trustee and a certificate as to such cancellation shall be delivered by the Trustee to the Company.

                                ARTICLE THIRTEEN
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         Section 13.01. Satisfaction and Discharge of Indenture. If at any time
(a) either:

                   (i) there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in SECTION 2.12, or paid, or Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company, and thereafter repaid to the Company or discharged from such trust as provided in SECTION 13.03), or

                  (ii) all such Notes not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, or have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Notes not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

         (d) the Company has delivered an Opinion of Counsel stating that the documents and other items that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Company Request and the accompanying documents and items specified in this Section, all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, then, upon Company Request authorized by Board Resolution, this Indenture and the lien, rights and interests hereby created shall cease to be of further effect, and the Trustee, at the cost and expense of the Company, shall execute and deliver proper instruments acknowledging satisfaction of and discharging this Indenture. Forthwith upon such execution and delivery the estate, right, title and interest of the Trustee in and to all securities, cash (except cash deposited pursuant to this Section) and other personal property held by it as part of the Collateral shall cease to be of further effect and the Trustee shall transfer, deliver and pay the same to the Company.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under SECTION 8.06 shall survive.

       Section 13.02. Funds Deposited for Payment of Notes. All moneys deposited with the Trustee pursuant to SECTION 13.01 shall be held in trust and shall be available for immediate payment to the holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee.

       Section 13.03. Moneys Held by Trustee. Any moneys deposited with the Trustee or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Note that are not applied but remain unclaimed by the holder of such Note for six years after the date upon which the principal of (and premium, if any) or interest on such Note shall have respectively become due and payable shall, subject to applicable escheat laws, be repaid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and thereupon the Trustee shall be released from all further liability with respect to such moneys, and the holder of such Note entitled to receive such payment shall thereafter look only to the Company for the payment thereof; nevertheless, the Trustee, before being required to make any such repayment, may at the expense of the Company either mail to each Noteholder affected, at the address shown in the Note Register, or cause to be published once a week for two successive weeks (in each case on any regular Business Day) in an Authorized Newspaper a notice that such moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.


                                ARTICLE FOURTEEN
           IMMUNITY OF LIMITED PARTNERS, INCORPORATORS, STOCKHOLDERS,
                             OFFICERS, AND DIRECTORS

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner or any incorporator, stockholder, officer or director, past, present, or future, of the Company, the General Partner or any limited partner, or of any predecessor or successor company, either directly or through the Company or any such predecessor or successor company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely partnership obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the limited partners, incorporators, stockholders, officers, or directors of the Company, the General Partner or any limited partner or of any predecessor or successor company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against every such limited partner, incorporator, stockholder, officer or director, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes. Notwithstanding any language of this Article Fourteen, or of any other provision of this Indenture or of the Notes to the contrary, no such waiver, release, or exemption from individual liability of any limited partner, incorporator, stockholder, officer or director, past, present or future, of the Company or the General Partner, or of any predecessor or successor company, shall apply with respect to any claim based on fraud, misrepresentation or gross negligence.


                                 ARTICLE FIFTEEN
                            MISCELLANEOUS PROVISIONS

       Section 15.01. Certain Assignments of Notes. In the event that a holder of a Note of any series shall assign such Note without transferring ownership thereof on the Note Register in accordance with SECTION 2.10 hereof, this Indenture shall secure payment of such Note for the benefit of such registered holder, equally and ratably with all present and future holders of Notes issued hereunder, and not for the benefit of any such assignee.

       Section 15.02. Successors and Assigns. All the covenants and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

       Section 15.03. Board and Other Action. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee, or officer of the General Partner shall and may be done and performed with like force and effect by the corresponding board, committee, or officer of any company that shall at the time be the lawful sole successor of the Company.

         Section 15.04. Surrender of Powers. The Company by Board Resolution may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate.

       Section 15.05. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Noteholder or its nominee, to such Noteholder or nominee at the address specified for such communications in Schedule I to the Note Purchase Agreement, or at such other address as such Noteholder shall have specified to the Trustee and the Company in writing,

                   (ii) if to the Company,

                            (1) if by overnight delivery service, at 2828
                  Dauphin Street, Mobile, Alabama 36606, Attention: Chief Financial Officer, or

                            (2) if by mail, at P.O. Box 1368, Mobile, Alabama
                  36633, Attention: Chief Financial Officer,

         or at such other address as the Company shall have specified to the Trustee and each Noteholder in writing,

                  (iii) if to EnergySouth,

                            (1) if by overnight delivery service, at 2828
                  Dauphin Street, Mobile, Alabama 36606, Attention: Chief Financial Officer, or

                            (2) if by mail, at P.O. Box 2607, Mobile, Alabama
                  36652, Attention: Chief Financial Officer,

         or at such other address as EnergySouth shall have specified to the Trustee and each Noteholder in writing, and

                  (iv) if to the Trustee, to the Trustee at 106 St. Francis Street, Mobile, Alabama 36602, Attention: Corporate Trust Department, or at such other address as the Trustee shall have specified to the Company, EnergySouth and each Noteholder in writing.

Notices under this SECTION 15.05 will be deemed given only when actually received.

       Section 15.06. Alabama Law Applicable. This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of Alabama.

       Section 15.07. Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel, based on such application and the accompanying documents and other items required by this Indenture, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include: (a) a statement that each person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and
(d) a statement whether, in the opinion of such person, such condition or covenant has been complied with.

       Section 15.08. Payments Coming Due on Saturday, Sunday or Legal Holiday. In any case where the date of maturity of interest or principal of the Notes or the date of redemption of any Note shall be a Saturday or a Sunday or a legal holiday in Mobile, Alabama, or a day on which banking institutions in such city are authorized by law to close, then payment of interest or principal (and premium, if any) may be made in such city on the next succeeding day not a Saturday, Sunday or legal holiday or a date on which banking institutions are authorized by law to close, with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

       Section 15.09. Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 through 317, inclusive, of the Trust Indenture Act, such required provision shall control.

       Section 15.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       Section 15.11. Effect of Headings and Table of Contents. The Article, Section and Subsection headings contained in this Indenture and the Table of Contents are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       Section 15.12. Acceptance of Trust by Trustee. The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

       Section 15.13. Separability of Indenture Provisions. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired in any way.

       Section 15.14 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ITS RIGHT TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING AS A RESULT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

         IN WITNESS WHEREOF, BAY GAS STORAGE COMPANY, LTD. has caused this Indenture to be signed in its partnership name by the President or a Vice President of its General Partner and its seal to be hereunto affixed and attested by the Secretary of its General Partner, and Regions Bank, as Trustee, has caused this Indenture to be signed in its corporate name by its Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, as of the day and year first above written.

                                            BAY GAS STORAGE COMPANY, LTD.

                                                  By MGS STORAGE SERVICES, INC.,
                                                     Its General Partner


                                                  By:   /s/ GERALD S. KEEN
                                                     ---------------------------
                                                     Name:  Gerald S. Keen
                                                     Title: President

[SEAL]

ATTEST:
/s/ G. EDGAR DOWNING, JR.
-----------------------------------
Its Secretary

                                            REGIONS BANK, Trustee


                                            By: /s/ FRANK W. BROWNING, JR.
                                               ---------------------------------
                                               Name:  Frank W. Browning Jr.
                                               Title: Senior Vice President and
                                                      Trust Officer
[CORPORATE SEAL]

ATTEST:
/s/ BARBARA M. HORY
----------------------------------------------
Its Vice President and Corporate Trust Officer
   -------------------------------------------

STATE OF ALABAMA                    )
                                    )   SS
COUNTY OF MOBILE                    )



         I, Pat McKeown, a Notary Public in and for the County and State aforesaid, do hereby certify that Gerald S. Keen, personally known to me to be the same person whose name is, as President of MGS Storage Services, Inc. an Alabama corporation, as the General Partner of Bay Gas Storage Company, Ltd., subscribed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said General Partner.

         Given under my hand and notarial seal this 18th day of December, 2000.


                                                    /s/ PAT MCKEOWN
                                           -------------------------------------
                                                     Notary Public

(SEAL)

Commission expires:

March 27, 2004

STATE OF ALABAMA                    )
                                    )   SS
COUNTY OF MOBILE                    )



         I, Pat McKeown, a Notary Public in and for the County and State aforesaid, do hereby certify that Frank W. Browning, Jr. and Barbara M. Hory, whose names as Senior Vice President and Trust Officer and Vice President and Corporate Trust Officer, respectively, of REGIONS BANK, an Alabama banking corporation, as Trustee, are signed to the foregoing Trust Indenture and Security Agreement and who are known to me, acknowledged before me on this day that, being informed of the contents of said Trust Indenture and Security Agreement they, as such officers and with full authority, executed the same voluntarily for and as the act of said REGIONS BANK, acting solely in its capacity as Trustee as aforesaid.

         Given under my hand and notarial seal this 18th day of December, 2000.


                                                   /s/ PAT MCKEOWN
                                           -------------------------------------
                                                     Notary Public

(SEAL)

Commission expires:
March 27, 2004

                                 [FORM OF NOTE]


                          BAY GAS STORAGE COMPANY, LTD.

              Senior Secured Note, Series _____ % due _____________

No.

         FOR VALUE RECEIVED, BAY GAS STORAGE COMPANY, LTD. a limited partnership organized and existing under the laws of the State of Alabama (hereinafter called the Company, which term shall include any successor company as defined in the Indenture hereinafter referred to), hereby promises to pay to or registered assigns, on
                                   the sum of

                                                                         DOLLARS

($_________) in coin or in currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the date hereof, at the rate of ______ per cent (___%) per annum (computed on the basis of a 360-day year of twelve consecutive 30-day months), in like coin or currency, payable [insert frequency] on ____________ and ______________ in each year, until the principal hereof shall be paid. Payments of principal, premium and interest are to be made at the corporate trust office of the Trustee in Mobile, Alabama; provided that principal, premium and interest may be paid as otherwise provided by an agreement between the Company and the registered holder which is permitted by the Indenture (as hereinafter defined).

         This Note is one of an authorized issue of Notes of the Company known as its Senior Secured Notes, not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter referred to, may afford additional security for the Notes of any particular series) by a Trust Indenture and Security Agreement (hereinafter called Original Indenture) executed by the Company to Regions Bank (herein called the Trustee) dated as of December 1, 2000 [reference to supplemental indentures] (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the Indenture) to which Indenture reference is hereby made for a description of the property pledged, the nature and extent of the security, the terms and conditions upon which the Notes are and are to be secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, such Notes may be issued in series, for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted.


                                   EXHIBIT A
                              (to Trust Indenture)

         This Note is one of the notes described in the Indenture and designated therein as the Senior Secured Notes, Series _____% due _______________________ (hereinafter referred to as the Series ______ Notes).

         Subject to the provisions of the Indenture, all Series _____ Notes are subject to mandatory redemption as hereinafter provided:

         Subject to the provisions of the Indenture, all Series __________ Notes are subject to redemption at the option of the Company, as a whole or in part at any time or from time to time [on or after ______________, 19___] at the following price:






together in any case with interest accrued thereon to the date of redemption [prohibitions, if any, on refunding]. If this Note is called for redemption and payment duly provided, this Note shall cease to bear interest from and after the date fixed for such redemption.

         Upon any partial redemption of this Note, the registered holder hereof at such holder's option may either (a) surrender this Note to the Trustee in exchange for one or more new Series ______ Notes, of authorized denominations, registered in the name of such holder, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Note, or (b) submit this Note to the Trustee for notation hereon of the payment of the portion of the principal hereof paid upon such redemption. Notwithstanding the foregoing, the registered holder shall not be required to surrender this Note for exchange or present this Note to the Trustee for noting such payments thereon if, pursuant to SECTION
12.05 of the Indenture, the registered holder has delivered to the Company or the Trustee a written undertaking regarding acts to be taken in connection with any transfer or disposal of the Notes as provided in said SECTION 12.05.

         As provided in the Indenture, (a) with the consent (evidenced as provided in SECTION 9.01 of the Indenture) of the Required Holders, such changes in, additions to or eliminations from the Indenture as such holders and the Company may deem necessary or advisable may be made by supplemental indenture; provided that no such change shall be made without the consent of the holder of each Outstanding Note that is adversely affected that would (i) extend the stated maturity of the principal of, or any installment of interest on, any Note, or (ii) reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (iii) extend the time or reduce the amount of any sinking fund payment in respect thereof, or (iv) reduce the percentage of the principal amount of Notes the consent of the holders of which is required for the authorization of any such change, addition or elimination, or (v) modify certain other provisions of the Indenture, and (b) with the consent of the Required Holders, compliance with certain covenants and conditions of the Indenture may be waived.

         In case an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Notes outstanding may be declared and may become due and payable in the manner and with the effect provided in the Indenture.

         This Note is a registered Note without coupons and is transferable by the registered holder thereof in person or by the duly authorized attorney of such holder on the Note Register to be kept for the purpose at the office of the Trustee as Note Registrar and transfer agent for the Notes, in Mobile, Alabama. Upon surrender of this Note accompanied by written instruments of transfer in form approved by the Trustee, duly executed by the registered holder in person or by such attorney, and upon cancellation hereof, one or more new Notes of the same series and maturity, in authorized denominations, in an aggregate principal amount equal to the principal amount remaining unpaid upon this Note, shall be issued to the transferee in exchange herefor, as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this Note is registered on the Note Register as the absolute owner hereof (whether or not this Note shall be overdue) for the purpose of receiving payment hereon, and on account hereof and for all other purposes.

         No recourse shall be had for the payment of the principal of or interest on this Note, or in respect of this Note or the Indenture, against any limited partner or any incorporator, stockholder, officer or director, past, present, or future, of the Company, the General Partner or any limited partner, or of any predecessor or successor company, either directly or through the Company or any such predecessor or successor company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, any and all such liability of limited partners, incorporators, stockholders, officers and directors being released by the holder hereof by the acceptance of this Note and being likewise waived and released by the terms of the Indenture. Notwithstanding any provision of the Indenture or of this Note to the contrary, no such waiver, release, or exemption from individual liability of any limited partner, incorporator, stockholder, officer or director, past, present or future, of the Company or the General Partner, or of any predecessor or successor company, shall apply with respect to any claim based on fraud, misrepresentation or gross negligence.

         This Note shall not be valid or become obligatory for any purpose until the certificate endorsed hereon shall be signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, BAY GAS STORAGE COMPANY, LTD. has caused these presents to be signed in its name by the President or a Vice President of its General Partner, and its seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of its General Partner.

Dated:

                                               BAY GAS STORAGE COMPANY, LTD.

                                                  By MGS STORAGE SERVICES, INC.,
                                                     its General Partner


                                                  By
                                                    ----------------------------
                                                        [Vice] President
[SEAL]

ATTEST:

---------------------------------
         [Assistant] Secretary

               [TRUSTEE'S CERTIFICATE TO BE ENDORSED ON ALL NOTES]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This Note is one of the Notes of the series designated herein, described in the within-mentioned Indenture.

                                              REGIONS BANK, as Trustee



                                              By
                                                ------------------------------
                                                      Authorized Officer

                              SCHEDULE OF PAYMENTS
                             FOR SERIES 8.45% NOTES






                                    EXHIBIT B
                              (to Trust Indenture)